UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Communications Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

COMMUNICATIONS SYSTEMS, INC.

10900 Red Circle Drive
Minnetonka, Minnesota 55343

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2018

Dear Shareholders:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Communications Systems, Inc. (“CSI” or the “Company”). The meeting will be held at the Company’s offices located at 10900 Red Circle Drive, Minnetonka, Minnesota, on Wednesday, May 23, 2018 beginning at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect five directors to the Board to serve a one-year term until the next Annual Meeting of Shareholders or until their respective successors have been qualified and elected;

2.	To ratify the appointment of Baker Tilly Virchow & Krause, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2018;

3.	To cast a non-binding advisory vote approving executive compensation;

4.	To cast a non-binding vote on the frequency of future non-binding votes on executive compensation;

5.	To approve a 500,000-share increase in the Communications Systems, Inc. 2011 Executive Incentive Compensation Plan; and

6.	To transact any other business that may properly come before the meeting.

The Board of Directors has fixed the close of business on March 28, 2018 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

You may attend the meeting and vote in person, or you may vote by proxy. To ensure your representation at the meeting, please complete and submit your proxy, whether or not you expect to attend in person. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

By Order of the Board of Directors,

Curtis A. Sampson, Chairman

Minnetonka, Minnesota

April 11, 2018

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to Shareholders are available at www.proxyvote.com

COMMUNICATIONS SYSTEMS, INC.
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING

Information Regarding the Annual Meeting

This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. (“CSI” or the “Company”) beginning April 11, 2018 in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held at the Company’s offices at 10900 Red Circle Drive, Minnetonka, Minnesota, on Wednesday, May 23, 2018, beginning at 10:00 a.m., Central Daylight Time, or at any adjournment or adjournments thereof.

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters disclosed in the Notice of 2018 Annual Meeting of Shareholders that accompanies this Proxy Statement. These include:

●	Elect five directors;

●	Ratify the appointment of Baker Tilly Virchow & Krause LLP (“Baker Tilly”) as our independent registered public accounting firm for the year ending December 31, 2018;

●	Approve the Company’s executive compensation;

●	Vote on the frequency of future say on pay votes; and

●	Approve a 500,000-share increase in the Company’s 2011 Executive Incentive Compensation Plan.

We will also consider any other business that may properly be presented at the meeting, and management will report on CSI’s performance during the last fiscal year and respond to questions from shareholders.

How does the Board recommend that I vote?

The Board of Directors named in this proxy statement recommends a vote:

●	“FOR” the election of the five individuals recommended by the Board of Directors;

●	“FOR” the ratification of the appointment of Baker Tilly;

●	“FOR” approval of the Company’s executive compensation;

●	“FOR” “three years” as the frequency of future shareholder advisory votes on executive compensation; and

●	“FOR” approval of a 500,000 share increase in the 2011 Executive Incentive Compensation Plan.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on March 28, 2018 (the “record date”), you are entitled to vote at the meeting. As of the record date, 9,105,583 shares of common stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder,” you will receive a voting instruction card that appears very similar to a proxy card. Please complete that card as directed to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share. Therefore, a total of 9,105,583 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present and votes in person at the meeting or the shareholder has properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

●	electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or

●	if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by mail or telephone by following the instructions in the voting instruction card provided to you by your broker, bank, trustee or nominee. The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you choose not to vote over the Internet or by completing a Proxy card, you may also vote in person at the meeting as described in “May I vote my shares in person at the meeting?” below.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of CSI stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

May I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, however, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting. If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote these shares at the meeting.

What vote is required for the proposals to be approved?

●	Election of Directors. The five directors that receive the most votes will be elected to serve on the Board of Directors until the 2019 Annual Meeting of Shareholders.

●	Ratification of the appointment of Baker Tilly as our independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock represented and entitled to vote on the proposal, if those shares represent more than 25% of the shares outstanding on the record date, is sufficient to approve this proposal.

●	Advisory vote approving executive compensation. The affirmative vote of a majority of the shares of common stock represented and entitled to vote on the proposal, if those shares represent more than 25% of the shares outstanding on the record date, is sufficient to approve this proposal.

●	Advisory vote on the frequency of future votes on executive compensation. The option that receives the most votes will be deemed to represent the frequency chosen by our shareholders.

●	Amendment of the Company’s 2011 Executive Incentive Compensation Plan. The affirmative vote of a majority of the shares of common stock represented and entitled to vote on the proposal, if those shares represent more than 25% of the shares outstanding on the record date, is sufficient to approve this proposal.

How are votes counted?

Shareholders may either vote FOR or WITHHOLD authority to vote on the election of directors. Shareholders may vote FOR, AGAINST or ABSTAIN on proposal Nos. 2, 3 and 5. Shareholders can vote “one year,” “two years,” or “three years” or abstain on Proposal #4.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of Baker Tilly as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you, but may not vote your shares on any other matters without instructions from you.

May I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

●	by sending a written notice of revocation to our Corporate Secretary;

●	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

●	by submitting another proxy by telephone or via the Internet at a later date; or

●	by voting in person at the meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees to forward proxy materials to beneficial owners of shares held in street name. Proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

Under rules of the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

How can a shareholder present a proposal at the 2019 Annual Meeting?

For a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2019 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on December 12, 2018. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If a shareholder wishes to present a proposal at the 2019 Annual Meeting that would not be included in our Proxy Statement for that meeting, the shareholder must provide notice to us no later than February 25, 2019. Please contact the Corporate Secretary for a description of the steps to be taken to present a proposal.

How can a shareholder get a copy of the Company’s 2017 Report on Form 10-K?

Our 2017 Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2017, is available electronically with this Proxy Statement. If you were mailed a paper copy of this Proxy Statement, the 2017 Annual Report was included. The 2017 Annual Report, including our Form 10-K, is also available in the Investor Relations page of our website http://commsystems.com. Upon request, we will provide you copies of any exhibits to the Form 10-K upon payment of a fee covering our reasonable expenses in furnishing these exhibits. You can request exhibits to the Form 10-K by writing to the Corporate Secretary, Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

What if I do not specify a choice for a matter when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares

●	For the election of each nominee to the Board of Directors set forth in Proposal No. 1;

●	For the ratification of Baker Tilly as our independent registered public accounting firm set forth in Proposal No. 2;

●	For approval of executive compensation;

●	For every three years for the frequency of future votes on the executive compensation; and

●	For the 500,000-share increase in the 2011 Executive Incentive Compensation Plan.

If any other matters come up for a vote at the meeting, the proxy holders will vote the shares they are entitled to vote, according to the recommendations of the Board of Directors or, if there is no recommendation, at their own discretion.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors presently consists of six directors, each serving a one-year term. The Board of Directors has nominated and recommends that the Company’s shareholders elect Roger H.D. Lacey, Richard A. Primuth, Curtis A. Sampson, Randall D. Sampson and Steven C. Webster. All currently serve as directors. The Board of Directors believes that each nominee will be able to serve as a director. The Board has determined that each nominee, with the exception of Roger H.D. Lacey, is independent.

Each nominee has indicated his willingness to serve if elected, but if any nominee is unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. The Company did not receive any shareholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.

BOARD OF DIRECTORS

The following table sets forth information regarding the director and nominees named above, including information regarding their principal occupations currently and for the preceding five years.

Roger H.D. Lacey (67)	ROGER H.D. LACEY has been a director since 2008 and is currently the Company’s Vice Chairman and Chief Executive Officer. Mr. Lacey was Senior Vice President of Strategy and Corporate Development at The 3M Company from 2009 to his retirement in 2013. He was The 3M Company’s Chief Strategy Officer and head of Global Mergers and Acquisitions from 2000 to 2013. Mr. Lacey’s career with 3M began in 1975; from 1989 to 2000 he held various senior positions including serving as Division Vice President of 3M Telecom Division. In addition, Mr. Lacey served as a member of the corporate venture capital board for internal and external new venture investments from 2009 to 2013. In addition, he is a Board member of Johnsonville Sausage Corporation, a leading US food company, and also a Senior Partner in GCM Capital, a private equity firm. He is a member of the Board of Governors for Opus Business School, University of St. Thomas; a visiting Professor of Strategy and Corporate Development, Huddersfield University; a founding member of the Innovation Lab at MIT; and is a former Vice Chair of Abbott Northwestern Hospital Foundation. Mr. Lacey brings a unique perspective that combines familiarity with key telecommunications and data markets around the world combined with deep experience in strategic planning and business development.

Richard A. Primuth (72)	RICHARD A. PRIMUTH was elected as a director in October 2013 and currently serves as Chair of the Compensation Committee and as a member of the Audit & Finance Committee. For over 40 years, Mr. Primuth had served as an attorney with the Minneapolis law firm of Lindquist & Vennum LLP, specializing in business law. He was a partner in this firm from 1977 until December 2011 when he became Of Counsel to the firm. Mr. Primuth’s business law practice has been heavily focused on representing public and private corporations, securities offerings, mergers and acquisitions, and other complex business transactions, and he served as the Company’s primary outside legal counsel from 1983 until he was elected to the Board. Upon being elected to the Board, he ceased providing any legal services to the Company. The Board of Directors believes that Mr. Primuth’s significant experience in corporate governance, public offerings and other financings, capital markets, SEC compliance and reporting, mergers and acquisitions, spin offs, complex contract negotiations, and other business law areas, as well as his deep understanding of the Company, its history, markets and products, make him a significant resource as a Company director.

Curtis A. Sampson (84)	CURTIS A. SAMPSON founded the Company in 1969 and has been a director since its inception. He currently serves as Chair of CSI’s Board. He is also Chairman and a director of Canterbury Park Holding Corporation, a public company engaged in pari-mutuel and card club wagering. He is also a Regent of Augsburg College in Minneapolis, Minnesota and a member of the Emeritus Board of Overseers of the University of Minnesota’s Carlson School of Management. Mr. Sampson was CSI’s Chief Executive Officer from 1969 to June 2007, when he retired from full time executive responsibilities. While CEO, in addition to providing leadership to CSI’s operations, Mr. Sampson managed numerous acquisitions and divestitures, including spin offs of two internally developed business units that were subsequently sold in transactions generating an aggregate of approximately $200 million in cash for their shareholders. Over the course of his career, Mr. Sampson has also served on other non-profit boards, telephone industry association boards and private company boards, including service as a director of the following public companies: Hector Communications Corporation (2003 to 2006), Nature Vision, Inc. (2001 to 2009) and North American Communications Corporation (1986 to 1988). The distinctive perspective Mr. C.A. Sampson brings to the Board is his knowledge, gained over 40 years leading the Company, of CSI’s business, operations, markets, vendors, customers and employees in combination with his experience in business acquisitions and divestitures, perspective gained from serving on other boards and extensive executive management experience.

Randall D. Sampson (59)	RANDALL D. SAMPSON has been a director since 1999. He currently serves as Chair of the Audit & Finance Committee, and also is a member of the Compensation Committee. Mr. R.D. Sampson is the son of C.A. Sampson. Mr. R.D. Sampson is the President, Chief Executive Officer, and a Board member, of Canterbury Park Holding Corporation (“CPHC”), positions he has held since 1994. CPHC is a public company based in Shakopee Minnesota that, led by R.D. Sampson, re-launched a failed pari-mutuel race track and stimulated the revival of Minnesota’s horse breeding and training industries. Under his leadership, the Canterbury Park Racetrack has become a unique, family-friendly venue for live horse races and other entertainment, as well as pari-mutuel and card club wagering. Before becoming one of the three co-founders of CPHC in 1994, and after graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of a large public accounting firm where he earned his CPA certification, subsequently gained experience as a controller of a private company, served as a chief financial officer of a public company and managed Sampson family interests in horse breeding and training. The challenging nature of Canterbury Park’s business has demanded from its CEO an entrepreneurial mindset, attention to expense control, continuous innovation in marketing, and attention to the needs of customers, which, along with other qualities, Mr. R.D. Sampson uniquely brings to the governance responsibilities of the CSI Board.

Steven C. Webster (61)	STEVEN C. WEBSTER has served as a director since 2017. Since July 2013, Mr. Webster has served as Senior Fellow and Spencer Chair in Technology Management at the University of Minnesota. In this capacity, he teaches graduate classes in innovation for mid-career professionals and in business basics for graduate students in science and technology. From May 2005 to October 2012, Mr. Webster was Vice President of Research and Technology Commercialization for The 3M Company’s Display and Graphics Business. In that role, he had responsibility for about 1,000 technical professionals worldwide, setting technology strategy and guiding key programs for a $4 billion global business. He directly led laboratories in Saint Paul, Minnesota; Austin, Texas; and Singapore. Over his 31-year career with 3M, Mr. Webster also held the executive position leading the global deployment of 3M Six Sigma; held R&D leadership roles in display technology, optical films, telecommunications, data storage and optical recording; and had business responsibility for fiber optics and test systems products in the 3M Telecom Systems Division. Prior to joining 3M, Mr. Webster was a Member of Technical Staff at Bell Laboratories in Holmdel New Jersey, from 1979 to 1981, where he worked on the first commercial fiber optics transmission system. Mr. Webster received a Master of Science in electrical engineering and computer science and a Bachelor of Science in electrical engineering from MIT in 1979. Mr. Webster currently serves on the Board of Directors and Executive Committee of the Guthrie Theater, and on the MIT Undergraduate Practice Opportunities Program Advisory Board. Mr. Webster brings deep experience in new product development, an understanding of telecommunications technology and business dynamics, expertise in the application of Six Sigma to improve business processes and significant executive level management skill, all qualities that will strengthen the Board’s oversight of the Company’s businesses.

Retiring Director

In addition to these nominees, Gerald D. Pint is retiring as a Company director effective as of the date of the 2018 Annual Meeting. Mr. Pint has been a member of the Board of Directors since 1997. During his 20 years of distinguished service, Mr. Pint served on the Compensation Committee for 16 years, including nine years as its Chair, and served on the Governance and Nominating Compensation Committee for 12 years. The continuing directors are grateful for Mr. Pint’s loyal and dedicated service to the Company.

Vote Required

Directors are elected by a plurality of the votes cast. Therefore, the five nominees who receive the highest number of votes will be elected as directors.

Board Voting Recommendation

The Board of Directors unanimously recommends that shareholders vote “FOR”
the election of each of the nominees named above as a director.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit & Finance Committee has selected Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. While the Audit & Finance Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit & Finance Committee is submitting the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accountants for ratification. In the event the shareholders do not ratify the appointment of Baker Tilly Virchow Krause, LLP, the Audit & Finance Committee will reconsider the selection.

Vote Required

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on Proposal 2.

Board Voting Recommendation

The Board of Directors unanimously recommends shareholders Vote “FOR”
Proposal 2: Ratification of the Appointment of Baker Tilly Virchow Krause, LLP
_______________________

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following is a summary of the fees billed to the Company by Baker Tilly Virchow Krause, LLP for professional service for the year ended December 31, 2017 and by Deloitte & Touche LLP for professional services rendered for the fiscal year ended December 31, 2016. The Audit & Finance Committee considered and discussed with Baker Tilly the possible future provision of non-audit services to the Company and the compatibility of providing these services with maintaining its independence as the Company’s auditor.

Fee Category	2017	2016

Audit Fees	$188,500	$581,260

Audit-Related Fees	0	0

Tax Fees	0	4,000

All Other Fees	0	2,000

Total Fees	$188,500	$587,260

Audit Fees. This category consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in our quarterly reports, and statutory audit of the Company’s U.K.-based Austin Taylor subsidiary.

Audit-Related Fees. This category consists of fees billed for assurance and related services, such as the Company’s employee benefit plan audits that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not otherwise reported under “Audit Fees.”

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. Assistance regarding federal and state tax compliance and acquisitions are provided to the Company by McGladrey LLP. The amounts presented in the table above represent international tax compliance service.

All Other Fees. All other fees are fees for products and services other than those listed above.

Audit & Finance Committee Pre-approval Policies and Procedures

In addition to approving the engagement of the independent registered public accounting firm to audit the Company’s consolidated financial statements, the policy of the Audit & Finance Committee is to approve all use of the Company’s independent registered public accounting firm for non-audit services prior to any such engagement.

To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm, the policy of the Committee is to restrict the non-audit services that may be provided to the Company by the Company’s independent registered public accounting firm primarily to tax services, merger and acquisition due diligence and integration services, and any other services that can clearly be designated as “non-audit” services.

Audit & Finance Committee Report

The Audit & Finance Committee is responsible for independent, objective oversight of the Company’s financial accounting and reporting by overseeing the system of internal controls established by management and monitoring the participation of management and the independent registered public accounting firm in the financial reporting process.

The Audit & Finance Committee held six meetings in 2017. The meetings were designed to facilitate and encourage private communication between the Committee and Baker Tilly Virchow Krause, LLP.

During the meetings, the Committee reviewed and discussed the Company’s financial statements with management and Baker Tilly Virchow Krause, LLP. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit & Finance Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Baker Tilly Virchow Krause, LLP also included the matters required by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees), as amended by SAS 89 and 90 (Audit Committee Communications).

Baker Tilly Virchow Krause, LLP provided to the Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and this information was discussed with Baker Tilly Virchow Krause, LLP.

Based on the discussions with management and Baker Tilly Virchow Krause, LLP, the Committee’s review of the representations of management and the report of the Baker Tilly Virchow Krause, LLP, the Audit & Finance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

Submitted by the Audit & Finance Committee of the Company’s Board of Directors

Randall D. Sampson (Chair)      Steven C. Webster      Richard A. Primuth

CORPORATE GOVERNANCE AND BOARD MATTERS

General Information

Our Board is committed to sound and effective corporate governance practices. Our governance policies are consistent with applicable provisions of the rules of the SEC and the listing standards of the Nasdaq Capital Market (“Nasdaq”). We also periodically review our governance policies and practices in comparison to those suggested by authorities in corporate governance and the practices of other public companies.

You can access our corporate governance charters and other related materials by following links on the “Corporate Governance” page of our website http://commsystems.com.

The Board, Board Committees and Meetings

Meeting Attendance. Our Board meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During 2017, the Board met [seven] times. Each director attended at least 75% of the meetings of the Board and committees on which he served, and all directors attended the 2017 Annual Meeting of Shareholders.

Board Committees. Our Board has established two standing committees: Audit & Finance and Compensation. Only members of the Board serve on these committees. Following is information about each committee:

Audit & Finance Committee. The Audit & Finance Committee is responsible for the engagement, retention and replacement of the independent registered public accounting firm, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by the Company’s independent registered public accounting firm, oversight of the Company’s internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. The Company’s independent registered public accounting firm, reports directly to the Audit & Finance Committee. The Audit & Finance Committee operates under a formal charter that is reviewed annually and was most recently revised amended on November 3, 2016. The current members of the Audit & Finance Committee are Richard A. Primuth, Randall D. Sampson (Chair) and Steven C. Webster. Mr. Primuth, Mr. Sampson and Mr. Webster are each independent under SEC Rules and NASDAQ listing standards. In addition, the Board has determined that Randall D. Sampson qualifies as the Committee’s financial expert. The Audit & Finance Committee met six times during 2017.

Compensation Committee. The Compensation Committee is responsible for the overall compensation strategy and policies of the Company; reviews and approves the compensation and other terms of employment of the Company’s chief executive officer and other executive officers, subject to final Board approval; oversees the establishment of performance goals and objectives for the Company’s executive officers; administers the Company’s incentive compensation plans, including the Company 2011 Incentive Stock Plan; considers the adoption of other or additional compensation plans; and provides oversight and final determinations with respect to the Company’s 401(k) plan, employee stock ownership plan and other similar employee benefit plans. The Committee operates under a Board-approved charter that is reviewed annually and was most recently amended on March 7, 2014. The current members of the Compensation Committee are Gerald D. Pint, Richard A. Primuth (Chair) and Randall D. Sampson. Each Compensation Committee member is independent under Nasdaq standards. The Committee met four times in 2017.

Director Independence

The Board has adopted director independence guidelines that conform to the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and listing standards of Nasdaq. In accordance with these guidelines, the Board has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that each of the following incumbent directors qualifies as “independent” under Nasdaq listing standards: Gerald D. Pint, Richard A. Primuth, Curtis A. Sampson, Randall D. Sampson and Steven C. Webster.

Selecting Nominees for Election to the Board

In selecting nominees for election to the Board at the 2018 Annual Shareholders Meeting, the independent directors (Messrs. Pint, Primuth, C.A. Sampson, R.D. Sampson and Webster) assessed the existing composition of the Board, in part to ensure the Board reflects an appropriate balance of knowledge, experience, skills, expertise, diversity, and independence to enable the Board to meet the challenges it may confront. These directors also reviewed the Board composition to determine the qualifications and areas of expertise needed to further enhance the Board’s ability to fulfill its responsibilities. After this consultation, the independent directors recommended to the full Board that the five existing directors, other than Mr. Pint, who informed the Board that he intended to retire, be nominated for reelection at the 2018 Annual Meeting of Shareholders.

Although the Board does not have a formal policy regarding diversity, in addition to minimum requirements of integrity, ability to make independent analytical inquiries, personal health and a willingness to devote adequate time and effort to Board responsibilities, the Board seeks individuals who reflect diversity in background, education, business experience, skills, business relationships and associations and other factors that will contribute to the Board’s governance of the Company.

In making recommendations regarding nominees for election as directors, the Board will consider qualified candidates who are proposed by our shareholders. Shareholders can submit qualified candidates, together with appropriate biographical information, to the Corporate Secretary at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Any shareholder desiring to submit a director candidate for consideration at our 2019 Annual Meeting of Shareholders must ensure that the submission is received by the Company no later than December 13, 2018 to provide adequate time for the Board to properly consider the candidate.

Shareholders may directly nominate an individual for election to the Board at our shareholders meeting by following procedures in our Bylaws. A shareholder wishing to formally nominate an individual to election to the Board at future shareholder meetings should follow the procedure set forth below under the caption “Other Information – Shareholder Proposals for 2019 Annual Meeting -- Shareholder Nominations.”

Board Leadership

Our Governance Guidelines separate the roles of Chair of the Board and Chief Executive Officer. These positions are respectively held by Curtis A. Sampson and Roger H.D. Lacey. This structure enables the Chair, in collaboration with other non-employee directors, to have an active role in setting agendas and establishing Board priorities and procedures.

Mr. Richard Primuth, in addition to his other director responsibilities, has been designated as Board Secretary. In this capacity, he is responsible for keeping minutes of the Board and committee meetings, developing and maintaining an annual calendar of Board and Committee meetings and responsibilities, facilitating the flow of information regarding business operations and results to the Board, assisting the Chairman and CEO to develop agendas for Board meetings, and providing company officers with Board level input on pending legal matters, material contracts, corporate developments and other developments in the Company’s business.

Board’s Role in Managing Risk

In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit & Finance Committee, has oversight responsibility for risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Members of senior management attend the regular meetings of the Board and are available to address questions and concerns raised by the Board related to risk management. In addition, the Board regularly discusses with management, the Company’s independent registered public accounting firm and the internal auditor, identified major risk exposures, their potential financial impact on the Company, and steps that could be taken to manage these risks.

The Audit & Finance Committee assists the Board in fulfilling its risk management oversight responsibilities in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit & Finance Committee reviews the Company’s financial statements and meets with the Company’s independent registered public accounting firm and internal auditor at least four times each year to review their respective reports on the adequacy and effectiveness of our internal audit and internal control systems, and to discuss policies with respect to risk assessment and risk management.

Director Compensation

Compensation information paid to non-employee directors of the Company in 2017 is set forth under the caption “Director Compensation.”

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct (the “Code”) applicable to all of the Company’s officers, directors, employees, and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer, and others involved in the preparation of the Company’s financial reports.

These guidelines are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company, and compliance with laws, rules and regulations concerning this periodic reporting. A copy of the Code is available by following links on the “Corporate Governance” page of our website at http://commsystems.com, and is also available, without charge, by writing to the Company’s Corporate Secretary at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. By way of example, a complaint regarding accounting, internal accounting controls or auditing matters would be forwarded to the Chair of the Audit & Finance Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to cast an advisory vote on named executive officer compensation.

As described in the section entitled “Executive Compensation,” we have designed our executive compensation program to implement core compensation principles, including pay for performance and alignment of our management’s interests with those of our shareholders. Under these programs, we reward our Named Executive Officers in large part for the achievement of specific financial performance goals that we had set. We have also included equity components to our long term incentive plan. We encourage shareholders to read the “Executive Compensation” section of this proxy statement for a more detailed discussion of our executive compensation programs, including information about 2017 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholder to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Communications Systems, Inc. approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in Communications Systems, Inc.’s proxy statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote on this Proposal 3. While this vote is advisory, and not binding on the Compensation Committee or the Board of Directors, it will provide valuable information that the Compensation Committee will be able to consider when determining executive compensation philosophy, policies and practices for the remainder of 2018 and future years.

Board Voting Recommendation

The Board of Directors unanimously recommends that shareholders vote “FOR “for Proposal 3: Advisory Vote on Executive Compensation.

PROPOSAL 4 - ADVISORY VOTE ON FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

As required by Section 14A of the Securities Exchange Act of 1934, we are also asking shareholders to cast an advisory vote on the frequency of future advisory votes on our Named Executive Officer compensation. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation every year, every two years, or every three years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years (triennially) is the most appropriate alternative for Communications Systems, Inc. and therefore our Board of Directors recommends that you vote for “Every Three Years” as the frequency for future advisory votes on executive compensation.

In formulating its recommendation, our Board of Directors believes that a triennial vote would provide us with the time to thoughtfully consider the voting results, engage with shareholders to further understand the voting results, and respond to the vote and to shareholders’ feedback. Since 2011, we have maintained a long term incentive plan with successive three-year performance periods, including an equity component. A significant portion of our executive compensation program is based on our long-term business strategy, which is more appropriately reflected with a three-year timeframe. Additionally, we intend to engage with our shareholders regarding executive compensation during the period between shareholder advisory votes. We believe that our openness to input from our shareholders regarding executive compensation and the ability of shareholders to contact us at any time regarding these matters will reduce the need for and value of a more frequent advisory vote on executive compensation.

We are not asking shareholders to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency options. Shareholders may cast a vote on their preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting on Proposal 4.

Vote Required

The option of every year, every two years or every three years that receives a plurality of the votes cast at the Annual Meeting by shareholders voting on Proposal 4 will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. While this vote is advisory, and not binding on the Board of Directors, the Board will take into account the outcome of the vote in making its determination concerning the frequency of future advisory votes on executive compensation.

Board Voting Recommendation

The Board of Directors unanimously recommends that shareholder vote “Every Three Years” on Proposal 4: Advisory Vote on the Frequency of Future Compensation Advisory Votes.

PROPOSAL 5 –APPROVAL Of a 500,000 SHARE INCREASE IN THE COMMUNICATIONS SYSTEMS, INC. 2011 EXECUTIVE INCENTIVE COMPENSATION PLAN

At our 2018 Annual Meeting, shareholders will be asked to approve amendments to the Company’s 2011 Executive Incentive Compensation Plan (the “2011 Plan”) to increase the number of shares issuable under the 2011 Plan by 500,000 shares to 2,500,000 shares [and make other changes Described below.]

The 2011 Plan was adopted by our Board effective April 1, 2011 and was approved by the Company’s shareholders on May 19, 2011. The 2011 Plan was amended in 2015, with the amendments approved by the Company’s shareholders on May 21, 2015. The 2011 Plan, authorizes Incentive Awards to officers, key employees and non-employee directors in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance stock units, performance cash units, and other awards in stock or cash.

Currently, 2,000,000 shares of the Company’s common stock may be issued under the 2011 Plan pursuant to Incentive Awards. As of April 3, 2018, of the 2,000,000 shares authorized:

●	No options have been exercised;

●	1,281,272 shares are reserved for issuance under outstanding options, with a weighted average exercise price of $7.78 and a weighted average remaining life of 4.8 years;

●	194,310 shares had been issued pursuant to fully vested restricted stock or restricted stock unit awards (RSUs) and performance share units (PSUs);

●	314,394 shares are reserved for issuance under outstanding PSUs;

●	13,793 shares are reserved for issuance under outstanding restricted stock awards or RSUs; and,

●	196,231 shares are available for future grant.

In addition, 51,000 shares are reserved for issuance under stock options granted under the Company’s Stock Plan for Non-employee Directors (the “Former Plans”) prior to the May 19, 2011 approval of the 2011 Plan. The Board amended the Former Plan following the 2011 Plan shareholder approval to prohibit further option grants or other awards.

Overview of Proposed Amendments

We are seeking approval of amendments to the 2011 Plan to enable us to achieve the following objectives:

The continued ability to offer stock-based incentive compensation, including performance-based equity compensation, to our eligible employees and non-employee directors.

The 2011 Plan was developed and presented to shareholders in 2011 as part of an initiative to place substantially increased emphasis on paying incentive compensation to management in various forms of equity or rights to purchase equity and because it provided a more comprehensive framework that reflected best practices for providing long-term, performance-based incentive compensation opportunities in various forms of equity. Approximately 99 % of shares issued to date or issuable under outstanding Incentive Awards granted under the 2011 Plan have been either (i) stock options that only have value if the share price of the Company stock increases, or (ii) PSUs that can only result in the issuance of stock to employees if goals under objective performance measures are met or exceeded. The Board wants to continue its current equity compensation practices, including paying primarily performance-based equity compensation, and increasing the number of authorized shares under the Plan 500,000 shares will ensure that this will continue for the next several years.

Key Terms of the 2011 Plan

Below is a summary of the key terms of the 2011 Plan currently that also presents the changes in bold underlined type that would be made in the 2011 Plan if the amendments adopted by the Board are approved by the Company’s shareholders. A copy of the 2011 Plan reflecting the amendments adopted by the Board and proposed for adoption by the Shareholders on May 23, 2018 at the Annual Shareholders Meeting has been filed with the Securities and Exchange Commission as Appendix A to this Proxy Statement.

Key Plan Features	Description

Duration of Plan	●	Incentive Awards may be made until the earlier of (i) June 30, 2022, or (ii) the date on which all shares reserved under the 2011 Plan have been issued or are no longer available for use under the 2011 Plan.

Eligible Participants	●	Our employees or employees of any of our subsidiaries in key management and technical positions

	●	Non-employee members of the Board

	●	Key service providers to us or any of our subsidiaries

Total Shares Authorized	●	Up to 2,500,000 shares for all incentive stock options. (“ISOs”), including an additional 500,000 shares to be authorized by shareholders

Share Counting	●	Shares available under the 2011 Plan are reduced by one share for each share that may be issued under a stock option

	●	Shares available under the 2011 Plan are reduced by one share for each share of our Common Stock that is issued or may be issued under awards of restricted stock, performance stock, performance stock units or similar incentive awards

	●	Shares available under the 2011 Plan are reduced by the aggregate shares exercised pursuant to a stock settled stock appreciation right (rather than the number of shares issued upon exercise)

	●	Shares withheld by us for taxes, shares tendered to us to pay the exercise price of an option, and shares re-acquired by us with amounts received from exercise of an option will not be added back to the 2011 Plan

	●	Shares available under the 2011 Plan will not be reduced for incentive awards settled in cash

Individual Share Limits	●	Up to 2,500,000 shares for all incentive stock options. (“ISOs”), including an additional 500,000 shares to be authorized by shareholders

	●	Up to 125,000 shares per year for all incentive awards granted to non-employee Directors in any calendar year.

	●	Up to 125,000 shares per person per year under all incentive awards.

	●	Up to an additional 10,000 shares for incentive awards to a newly hired key employee

Types of Incentive Awards	●	ISOs and non-qualified stock options (“NQSOs”) with an exercise period no longer than ten years

	●	Restricted stock and restricted stock units

	●	Stock appreciation rights

	●	Performance stock units and performance cash units, which will only result in the issuance of shares or payment of cash upon achievement of performance criteria specified by the incentive award

	●	Other awards in stock or cash, or a combination of both, including awards that vest or are paid upon achievement of performance criteria

	●	Annual restricted stock awards or NQSOs to non-employee directors elected or re-elected at our annual shareholder meeting and to those directors serving unexpired terms, which awards will vest after one year and are subject, after vesting, to a further one-year restriction on resale

Vesting and Exercise	●	Determined by the Compensation Committee based on service (time vesting) or upon achievement of performance targets (performance vesting), or both

	●	All non-performance based incentive awards that are not assumed or substituted will vest upon a change in control

	●	Objective financial or business based performance criteria in the 2011 Plan will permit full deductibility of executive officer awards as performance based compensation under Code Section 162(m) up to $1,000,000 in cash and 125,000 shares per person per fiscal year.

Claw-Back Feature	●	We must require our named executive officers to disgorge compensation received, including incentive or equity based compensation awarded under the 2011 Plan, in certain circumstances. Examples of these circumstances include misconduct leading to non-compliance with financial reporting requirements under federal securities laws or restatements of our financial information

Permissible Features	●	We may specify that incentive awards are subject to reduction, cancellation, forfeiture or recoupment under certain circumstances

	●	We may retain control of restricted stock and restricted stock units until all restrictions lapse

	●	Dividends or cash equivalent to dividends may be paid at the time stock is issued under incentive awards or at a later date

	●	Previously acquired shares may be used to pay for options

Features Not Permitted	●	Increase the maximum number of shares authorized that may be issued or any of the other limits stated in the 2011 Plan without shareholder approval

	●	Extend the term of the 2011 Plan without shareholder approval

	●	Re-price stock options or stock appreciation rights

	●	Re-grant shares tendered to exercise a stock option or pay taxes related to the exercise of a stock option or stock appreciation right or payment of an incentive award

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information as of April 3, 2018 about the Company’s equity compensation plans, under which equity securities of the Company are authorized for issuance:

Plan Category (1)	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of shares of common stock available for future issuance under equity compensation plans (excluding shares in column (a))

Equity compensation plans approved by security holders:

1992 Stock Plan-Nonemployee Director Plan	51,000	$10.96	---
2011 Executive Incentive Compensation Plan	1,609,459	$6.75	196,231

As of April 3, 2018, there were 1,332,272 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans referred to in the table above, at a weighted average exercise price of $7.90, and with a weighted average remaining life of 4.7 years. There were a total of 328,187 shares subject to outstanding deferred stock units, restricted stock and restricted stock unit awards that remain subject to forfeiture. As of April 3, 2018, there were 196,231 shares available for future issuance under those plans.

Who is Eligible for Incentive Awards

Our employees who hold key management and technical positions with us or any subsidiary, the non-employee members of our Board and key service providers are eligible to receive incentive awards under the 2011 Plan. The Compensation Committee will determine which employees and other eligible persons will be awarded incentive awards under the 2011 Plan. The 2011 Plan also authorizes a grant of restricted stock or NQSOs (or both) at each annual shareholders meeting to each non-employee Board member elected or re-elected at the meeting, and, in the event the Company has a classified Board of Directors, to each other non-employee director who continues to serve under an unexpired term.

Currently, the Company has five non-employee Board members and approximately 25 employees that are eligible to be designated by the Compensation Committee as key management and technical employees. To date, no key service providers have been designated as eligible to receive incentive awards.

Subject to the limits in the 2011 Plan, the Compensation Committee has the discretionary authority to determine the size of the award, the type of award, and if it will be tied to meeting performance-based requirements or will vest over time. For named executive officers, performance-based requirements for vesting in an award may be designed to comply with Section 162(m) of the Internal Revenue Code to permit us to deduct the value of the award for income tax purposes.

The Compensation Committee currently makes long-term incentive compensation awards pursuant to the 2011 Plan. Opportunities to earn long-term incentive compensation are offered in the form of stock option grants, as well as performance stock units that will only result in the delivery of shares if specified performance criteria are achieved.

Types of Incentive Awards that are Authorized

The types of awards that may be made under the 2011 Plan are as follows:

●	Incentive stock options and non-qualified stock options: the right to purchase shares where value is based on the appreciation in the underlying shares in excess of an exercise price, which right may be exercised by the holder during the term of the option, which may not be more than ten years from the date of grant, unless earlier terminated upon certain events, such as for cause. The exercise price may be paid in cash or in previously owned shares or by other means permitted by the Compensation Committee. The exercise price of stock options granted under the 2011 Plan may not be less than the fair market value of our Common Stock on the date of grant. No option may be repurchased or exchanged for a lower priced option.

●	Stock appreciation rights: a contractual right to the increase in the value of the underlying shares subject to the award that does not require payment based on the fair market value at time of grant, but that pays the appreciation in stock value when elected by the holder in the form of whole shares or cash, or a combination of both. Stock appreciation rights may not be granted at a purchase price less than the fair market value of our Common Stock on the date of grant, and may be exercised by the holder during the term of the stock appreciation right, which may not be more than ten years from the date of grant unless earlier terminated upon certain events, such as for cause.

●	Restricted stock and restricted stock units: awards of stock that do not require purchase, but that are not immediately available to the recipient until certain restrictions lapse, either based on time or upon achievement of performance criteria. Restricted units may vest earlier than the date the shares are actually paid in exchange for the units, which may result in a deferral of income. The holder of restricted stock is entitled to vote those shares. The Compensation Committee may determine whether, with respect to restricted stock, to pay dividends on those shares to the holder or to defer dividends. Restricted stock units are not outstanding until paid in stock and therefore do not have voting or dividend rights.

●	Performance Stock, Performance Stock Units and Performance Cash Units: awards that provide for issuing restricted or unrestricted stock or paying cash, only if actual performance satisfies performance based criteria specified in the incentive award.

●	Other awards: additional opportunities to reward participants through payment of cash or stock as a bonus, or as deferred compensation, or for other purposes for which stock will provide a meaningful incentive.

Incentive Awards for Directors

For members of the Company’s Board of Directors who are not employees, the 2011 Plan authorizes an automatic grant to each director elected or re-elected at each annual shareholders’ meeting and, in the case of a classified Board, to each director continuing in office for at least one additional year. This grant may be either (i) a discretionary number of shares of restricted stock or RSUs or (ii) NQSOs covering a discretionary number of shares, or (iii) a combination of restricted stock, RSUs or NQSOs. Such grants vest after one year, if the recipient continues to serve as a director for at least one year, and are subject to restrictions on resale or other transfer of at least one additional year.

The 2011 Plan also authorizes the Board to grant additional awards to some or all of the Board as it deems appropriate based upon substantial additional services being provided by directors in addition to services they customarily provide as directors. In July 2014 the Board approved paying 50% of director compensation for Committee and other services in equity.

Section 162(m) of the Internal Revenue Code of 1986 (“Code”) limits the Company’s federal income tax deduction of compensation in excess of $1 million per individual paid to the Company’s Chief Executive Officer, the Chief Financial Officer and its three highest paid executive officers (“covered employees”). The 2017 Tax Cuts and Jobs Act modified Code Section 162(m) to eliminate the exception to the $1 million deduction limit previously permitted for compensation that is performance-based. The Tax Cuts and Jobs Act also expanded the coverage of the $1 million limit on deductibility to the Chief Financial Officer and as to all compensation payable to any person who is a covered employee in 2017 and later years. The existing exemption from the $1 million deductibility limit will continue to apply to any performance-based compensation granted or to be granted under a written binding contract in effect on November 2, 2017, although the Internal Revenue Service (“IRS”) has yet to issue formal guidance that will enable us to identify which incentive awards will qualify for the continued exemption. It is anticipated that outstanding options and performance stock units will continue to be exempt from the limit on deductibility, if the other conditions of Code Section 162(m) are met and the options and performance stock units are not materially modified.

Except for outstanding grants that will continue to be administered to comply with Code Section 162(m), the Compensation Committee (the “Committee”) may but will not be required to make incentive awards, including performance stock, performance stock units, performance cash units and other cash awards, to the Chief Executive Officer, Chief Financial Officer and the three highest paid executive officers subject to Code Section 162(m), based on the achievement of pre-established objective financial and business performance criteria (“Performance Goal”) that meet the requirements of Code Section 162(m). As a result, the Committee may set performance criteria that do not meet the definition of Performance Goals and grant incentive awards to any senior executive, including those subject to Code Section 162(m), that do not comply with the requirements of Code Section 162(m).

The Compensation Committee will seek shareholder approval of any amendment determined to require shareholder approval or to be advisable under the regulations of the Internal Revenue Service or other applicable laws or regulations.

Adjustments to Incentive Awards for Corporate Transactions

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of our Common Stock or similar event effecting our stock, the Compensation Committee may in its discretion adjust the number and kind of shares granted under the 2011 Plan, including the number and exercise price of shares subject to outstanding options or stock appreciation rights, and to adjust restricted stock, restricted stock units, performance stock and performance share units and other awards.

Effect on Termination of Employment on Incentive Awards

Subject to certain exceptions requiring earlier termination, stock options will expire and cannot be exercised 90 days after the termination of a participant’s employment, except that the exercise period following termination upon death, disability or retirement is one year. Prior to that time, only options that have become exercisable under their terms, based on either service based or performance based vesting, may be exercised. The Compensation Committee may, at any time after making an incentive award, vest part or all of the unvested options as it deems appropriate. Restricted stock and restricted stock units will be forfeited if not vested when the participant terminates employment, including upon death, disability or retirement. The Compensation Committee may also accelerate vesting at any time after the restricted stock incentive is awarded.

For options and restricted stock, restricted stock units, performance stock, performance stock units and performance cash units, the Compensation Committee may elect not to accelerate those incentive awards that would otherwise vest only upon achievement of performance criteria upon termination of employment, if those targets have not been achieved, or the performance period has not expired at the time of termination of employment.

Effect of a Change in Control on Incentive Awards

Upon the occurrence of a change in control as defined in the 2011 Plan Stock, if the successor does not assume the incentive awards or grant substitute awards, options become fully exercisable and restricted stock and restricted stock units automatically become fully vested, except that awards based on performance criteria where the performance period has not yet closed at the time of a change in control will not automatically accelerate. The Compensation Committee may require options or stock appreciation rights be exercised prior to the change in control or may pay cash or other securities to cancel awards in connection with the change in control.

Transferability of Incentive Awards

Stock options, restricted stock, restricted stock units, performance stock, and performance cash units and performance stock units, as well as other awards under the 2011 Plan that are vested at the time of the death of the participant, are transferable only by the terms of a participant’s will or by applicable state laws. Restricted stock, restricted stock units, performance stock, performance cash units and performance stock units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse or the performance targets have been achieved and the shares have been issued.

Administration

The Compensation Committee administers the 2011 Plan. The Compensation Committee selects the employees to be granted awards, determines the number of shares covered by each award, and establishes the other terms and conditions consistent with the limitations contained in the 2011 Plan. The Compensation Committee may also interpret the 2011 Plan, may establish and amend terms of existing stock incentive awards, except that if the participant is adversely affected by the amendment, the participant must also consent. The Board may also exercise any of the powers granted to the Compensation Committee or appoint another committee to administer the 2011 Plan. The Compensation Committee may delegate to one or more executive officers all or part of its responsibilities to make awards, other than the authority to make awards to named executive officers or directors.

Amendments to the 2011 Plan

The Compensation Committee may amend or suspend the 2011 Plan at any time (without the approval of the shareholders), except that any amendment in one or more of the following categories will not be permitted:

●	To increase the total number of shares authorized for issuance under the 2011 Plan, or change any other limit on various types of awards;

●	To permit the re-pricing of outstanding stock options; or

●	To amend the maximum shares that may be granted as awards to any participant.

Tax Consequences of Incentive Awards to Participants and the Company

Options. Stock option grants under the 2011 Plan may either be granted as incentive stock options, which are governed by Internal Revenue Code Section 422, as amended, or as non-qualified stock options, which are governed by Internal Revenue Code Section 83, as amended. Generally, no federal income tax is payable by the participant upon the grant of an incentive stock option and no deduction is taken by us. If certain holding periods are met, the exercise of an incentive stock option does not result in taxation to the participant; rather, the participant is taxed only at the time of sale of the shares received upon exercise. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the participant will be taxed on any appreciation in excess of the exercise price as long-term capital gains. In that event, we are not entitled to a deduction for the amount of the capital gains.

Under current tax laws, if a participant exercises a non-qualified stock option, the participant will be taxed at ordinary income rates on the difference between the fair market value of the stock on the exercise date and the exercise price and, thereafter, the participant would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the participant held the stock after exercise. When the option is exercised, the Company will be entitled to a corresponding tax deduction.

Restricted and Performance Stock and Units. Awards of restricted stock and restricted stock units, performance stock and performance units under the 2011 Plan generally are not subject to federal income tax when awarded, unless the participant properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse and performance stock is taxed at the time the performance targets are met. Restricted stock units, performance stock units and performance cash units are generally subject to ordinary tax at the time of payment, even if vested earlier. The Company is entitled to a corresponding deduction at the time the participant recognizes taxable income on the restricted or performance stock or units or performance cash units

Registration with the Securities and Exchange Commission

If the proposed amendments to the 2011 Plan are approved by our shareholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the additional 500,000 shares issuable under the 2011 Plan.

Board Voting Recommendation

The Board of Directors recommends that shareholders vote “FOR” Proposal 5: Approval of a 500,000 Share Increase in the Communications Systems, Inc. 2011 Executive Incentive Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Summary Ownership Table

The following table sets forth ownership of the Company’s common stock by (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s common stock, (ii) each director and nominee for director, (iii) each current Named Executive Officer (as defined below in the “Summary Compensation Table”) and (iv) all officers and directors of the Company as a group, in each case based upon information available as of March 28, 2018 (unless otherwise noted). As indicated by footnote, the table includes (i) shares subject to options that may be exercised within 60 days of March 28, 2018; (ii) restricted stock units (“RSUs”) that will be settled in shares within 60 days of March 28, 2018; and (iii) shares allotted to an individual’s account under the Communications Systems, Inc. Employee Stock Ownership Plan (“ESOP shares”) as of December 31, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Curtis A. Sampson †
10900 Red Circle Drive
Minnetonka, MN 55343	1,200,929	(1)	13.1%

GAMCO
One Corporate Center
Rye, New York 10580	1,100,991	(2)	12.1%

Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	525,915	(3)	5.8%

Communications Systems, Inc. Employee Stock Ownership Plan
10900 Red Circle Drive
Minnetonka, MN 55343	695,227	(4)	7.6%

Roger H.D. Lacey †	198,734	(5)	2.2%

Bruce C. Blackwood †	135,090	(6)	1.5%

Mark Fandrich †	15,239	(7)	*

Scott Fluegge †	89,969	(8)	*

Scott Otis †	73,625	(9)	*

Gerald D. Pint †	82,732	(10)	*

Richard A. Primuth †	97,892	(11)	1.1%

Randall D. Sampson †	163,236	(12)	1.8%

Steven C. Webster †	10,000		*

All directors and executive officers as a group (11 persons)	2,103,918	(13)	21.5%

*	Indicates less than one percent ownership.
†	A Director or a Named Executive Officer of the Company.

(1)	Includes 639,636 shares owned by Mr. Curtis A. Sampson directly, 430,000 shares held indirectly in irrevocable trusts for the benefit of Mr. Sampson’s children and grandchildren, of which Mr. Sampson is a trustee and as to which he disclaims beneficial interest, 26,114 shares owned by his spouse, as to which beneficial ownership is disclaimed, 61,923 shares subject to options, 2,713 restricted stock units that will be issued as shares within 60 days of March 28, 2017 and 40,543 ESOP shares.

(2)	The aggregate number of shares includes 392,000 by Gabelli Funds, LLC; 699,991 by GAMCO Asset Management, Inc., and 9,000 by Mario J. Gabelli, according to a Schedule 13D/A filed with the SEC on December 1, 2016.

(3)	The aggregate number of shares held by Dimensional Fund Advisors LP (“Dimensional”) is owned by four investment companies and other commingled group trusts and separate accounts. In its role as investment advisor, Dimensional is deemed to have beneficial ownership of the securities as reported on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017.

(4)	Messrs. Roger H.D. Lacey, Randall D. Sampson and Mark Fandrich serve as Trustees of the CSI ESOP, and disclaim beneficial ownership of the shares held by the CSI ESOP, except for shares allocated to their respective accounts.

(5)	Includes 59,019 shares owned by Mr. Lacey directly, 136,541 shares subject to options and 3,175 ESOP shares.

(6)	Includes 11,616 shares owned by Mr. Blackwood directly, 108,477 shares subject to options, and 14,997 ESOP shares.

(7)	Includes 1,686 shares owned by Mr. Fandrich directly, 11,625 shares subject to options and 1,928 ESOP shares.

(8)	Includes 12,416 shares owned by Mr. Fluegge directly, 72,126 shares subject to options, and 5,427 ESOP shares.

(9)	Includes 7,354 shares owned by Mr. Otis directly, 62,398 shares subject to options, and 3,873 ESOP shares.

(10)	Includes 21,920 shares owned by Mr. Pint directly, 58,777 shares subject to options and 2,035 RSUs that will be issued as shares within 60 days of March 28, 2018.

(11)	Includes 19,332 shares owned by Mr. Primuth directly, 74,263 shares subject to options and 4,297 RSUs that will be issued as shares within 60 days of March 28, 2018.

(12)	Includes 61,674 shares owned by Mr. Sampson directly, 34,200 shares owned by his spouse and children, 64,875 shares subject to options and 2,487 RSUs that will be issued as shares within 60 days of March 28, 2018.

(13)	Includes 842,304 shares owned by officers and directors as a group directly, 684,953 shares subject to options, 11,532 RSUs, 60,314 shares held by their respective spouses and children, 430,000 shares held in trusts and 74,815 ESOP shares.

EXECUTIVE COMPENSATION

The Company is a global provider of connectivity infrastructure and services for deployments of broadband networks. Our operations are conducted primarily through our Suttle, Inc. (“Suttle”), Transition Networks, Inc. (“TN”) and JDL Technologies, Inc. (“JDL”) business units.

This section discusses our executive compensation objectives and policies, forms of compensation, and compensation related to services in 2017 paid or potentially payable to the Named Executive Officers identified below under the Summary Compensation Table (“NEOs”), as well as other senior executives (collectively, with the NEOs, the “Senior Executives”).

Compensation Philosophy and Objectives

The Company’s approach to executive compensation of the Company’s Senior Executives is based on the following objectives:

●	To align compensation with shareholder interests;

●	To reward both annual and long-term financial performance;

●	To provide pay opportunities comparable to opportunities at companies with which the Company competes for management talent; and

●	To maintain internally fair and equitable compensation levels and practices.

The Company has generally structured its annual and long-term incentive compensation to be “performance-based.” In addition, when determining how much performance-based compensation should be paid in cash versus granting stock options or other awards payable in stock (collectively “Equity Awards”), the Committee has generally emphasized paying long-term compensation through Equity Awards.

Role of the Compensation Committee and Information Used to Determine Compensation

One of the Compensation Committee’s primary responsibilities is to review and approve, or recommend for Board approval, compensation paid to the Company’s Chief Executive Officer, the NEOs, and other Senior Executives. The Compensation Committee (“Committee”) carries out this responsibility pursuant to a Board-approved written charter. The Committee is subject to Board oversight, and other Board members frequently participate in deliberations related to executive compensation. Additional information regarding the primary responsibilities of the Committee and its current members is provided above under the caption “Corporate Governance and Board Matters – the Board, Board Committees and Meetings.”

Under its charter, the Committee has the authority to select, retain, and compensate executive compensation consultants and other experts that it deems necessary to carry out its responsibilities. Since November 2015, the Committee has, from time to time, engaged Total Rewards Group (“TRG”), a compensation consulting firm, to study and make recommendations regarding our compensation program. This included an evaluation of our base compensation for Senior Executives to determine whether we were paying “competitive” compensation and whether our approach to compensation was generally in line with “best practices” for public companies. The Committee selected TRG without a recommendation by management and TRG reported directly to the Committee.

The Committee also uses industry surveys to evaluate base compensation and total compensation paid to our Senior Executives. In some years, the Committee has relied on studies prepared by Company employees based on surveys of manufacturing companies of similar size. In other years, this information has been supplied by our compensation consultant. In addition, the Committee periodically compares compensation it pays to Senior Executives to compensation paid by a limited number of specific companies in similar industries, and of similar size and scope (“comparator group”) so that it has comparative data for assessing the Company’s market position in compensation levels and practices.

Base Salaries

Base salaries of the Company’s executive officers are established by reference to average base salaries paid to executives in similar positions with similar responsibilities using information supplied by compensation consultants and other sources. Base salaries are generally reviewed annually in December of each year and adjustments are made effective as of January 1 of the following year. From time to time, however, promotions and other events require adjustments at other points in the year. While emphasis is placed on measurable financial factors, when it determines base salaries, the Committee also considers factors such as development and execution of strategic plans, changes in areas of responsibility, potential for assuming greater responsibility and the development and management of employees. The Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions.

The following table shows the base salary paid to each NEO in 2017.

Named Executive Officer	Position	Annual Rate of Base Salary ($)
Roger H. D. Lacey	Chief Executive Officer	300,000

Mark Fandrich	Chief Financial Officer	212,000

Bruce Blackwood	General Manager, Suttle	225,000

Scott Otis	General Manager, TN	221,225

Scott Fluegge	President & General Manager, JDL	212,426

Annual Bonus Plan

Bonuses are paid under the Company’s Annual Bonus Plan (“Bonus Plan”) to NEOs and other Senior Executives during the course of and following the end of each fiscal year based on achievement in relation to objective financial goals set at the beginning of the fiscal year. These bonuses are intended to provide Senior Executives with an opportunity to receive additional cash compensation upon attainment of pre-established performance goals.

At the beginning of each fiscal year, the Committee determines what objective performance measures it will use to assess performance by the Company overall and by each business unit. In addition, the Committee assigns a percentage weight to the various measures that are applied when determining the total bonus to be paid to each executive. The Committee concurrently determines specific goals for each of these performance measures. Most performance measures for business unit performance have three goals to which achievement is compared, defined as “threshold,” “target” and “maximum,” with “target” goals generally being equal to the Company’s budget for that performance measure.

Bonus Compensation of Named Executive Officers

The potential bonuses for the Chief Executive Officer and Chief Financial Officer were based on overall Company consolidated performance. Each Business Unit Leader is typically paid a bonus based on the performance of the business unit he manages. Whether and to what extent bonus compensation is paid to him is determined following the end of quarterly or annual periods. For certain performance measures, a comparison of achievement to performance goals is made after the end of each of the four quarters or after the first half and second half of the year, as well as after year end. With respect to these measures, we compare quarterly results and annual results to goals, and a bonus is paid if quarterly or annual performance is generally at least 80% of the target goal for that performance measure. For other performance measures, a comparison of achievement to performance goals is made quarterly or after twelve months. With respect to these measures, we compare quarterly or twelve-month results to goals, and a bonus is paid if achievement is at least 80% of the target goal for that performance measure.

Concurrent with determining and assigning weight to the various performance measures, and the goals against which achievement is measured, the Committee determines a “target” bonus opportunity and a “maximum” bonus opportunity that may be earned by each executive as a percentage of his base salary if actual performance exceeds applicable threshold performance goals. In 2017, the “target” annual bonus opportunity for the Senior

Executives ranged from 30% to 70% of their respective base salaries, and their respective “maximum” bonus opportunities were approximately 45% to 98% of their respective target bonus opportunities if actual achievement equaled or exceeded maximum performance goals. The target annual bonus for the CEO and CFO were based on CSI Consolidated Operating Income.

The following table presents for 2017: (i) the performance measures for the CSI and the TN, Suttle and JDL business units; (ii) the relative weight assigned to each of the performance measures in determining overall performance of the business units; (iii) target achievement levels for each performance measure selected: and (iv) actual 2017 achievement as a percentage of the target goal.

Performance Measure	% Weight	Annual Target Goal ($)	% of Target Performance Achieved
CSI Consolidated Operating Income	100%	50,000	0%

TN
Total Revenue	12.5%	42,000,000	92%
Operating Income	25%	500,000	278%
New Product Revenue	12.5%	11,500,000	113%
CSI Consolidated Operating Income	50%	50,000	0%

Suttle
Operating Income	50%	50,000	0%
CSI Consolidated Operating Income	50%	50,000	0%

JDL
Education Revenue	12.5%	5,076,000	161%
Operating Income	12.5%	541,000	124%
Commercial Break-Even	25%	100,000	0%
CSI Consolidated Operating Income	50%	50,000	0%

Bonuses Paid Pursuant to the 2017 Annual Bonus Plan

The table below presents the bonus opportunity under the Annual Bonus Plan for the five NEOs as a percentage of their respective base salaries upon achievement of “target” goals for each performance measure (weighted as indicated above), the dollar value of the opportunity at target achievement, and the actual amount paid in cash to the NEOs based on actual achievement in relation to goals for performance measures under the Company’s 2017 Annual Bonus Plan.

Named Executive Officer	Bonus Opportunity as % of 2017 Base Salary at Target Achievement	Dollar Value of Bonus Opportunity at Target Achievement	Annual Bonus Paid Based on Actual Achievement

Roger H. D. Lacey	70%	$210,000	$0

Mark Fandrich	55%	$116,600	$0

Bruce Blackwood	40%	$90,000	$0

Scott Otis	40%	$88,490	$50,596

Scott Fluegge	40%	$84,970	$23,221

Discretionary Bonuses

The Committee and the Board believe the most appropriate approach to paying annual bonus compensation is one in which executives are measured against predetermined objective performance measures and performance goals. However, from time to time, in limited and extraordinary circumstances, the Committee and the Board also believe, it is in the best interest of the Company and its shareholders to pay discretionary bonuses.

Overview of Long-Term Incentive Compensation

Our Senior Executives have been given, over the last several years, the opportunity to earn long-term, incentive compensation by means of the following forms of incentive awards:

●	Long Term Incentive Awards (“LTI Awards”). LTI Awards provide the opportunity to earn a payout in Company stock or cash after the end of three-year performance periods, to the extent earned by actual performance compared to performance goals.

●	Stock Options. Stock Options are granted on an annual basis, vest over four years beginning one year after the award is made, and only provide value to the executive if the Company’s stock price increases over the option exercise price.

Long-term incentive compensation opportunities for our NEOs and other Senior Executives are determined under a two-step process. First, the Committee determines the total “target” opportunity (expressed as a percentage of base compensation) for each Senior Executive to earn long-term incentive compensation (the “Total Target LTI Opportunity”). Over the last several years this percentage has ranged from 20% to 100% of the Senior Executive’s base compensation. Second, an allocation of the Total Target LTI Opportunity is then made to LTI Awards and Stock Options. For 2017, the Committee allocated 50 % of each executive’s Total Target LTI Opportunity to an LTI Award and 50% to Stock Options

LTI Awards

LTI Awards may be “Performance Share Units” or “Performance Cash Units.” LTI Awards that are performance-based and payable in stock following the end of the three-year period are defined as “Performance Share Units” or “PSUs” under our incentive compensation plan. The number of PSUs awarded to each NEO is determined by dividing the dollar value of the NEO’s LTI Award by the average price of the Company’s stock over a 20-business-day period beginning on or about March 1 of each year. Each PSU represents the potential issuance of one share of common stock; the number of PSUs actually issued as shares of stock depends on actual achievement in relation to performance goals for the three-year period.

LTI Awards that are performance-based and payable in cash following the end of a three-year period are defined as “Performance Cash Units” or “PCUs” under our incentive compensation plan. Each PCU represents the potential to be paid $1.00, and the number of PCUs that are paid in dollars depends on actual achievement in relation to performance goals for the three-year period.

Stock Options

The number of shares covered by Stock Options granted to each NEO is determined by dividing the dollar value of the Total Target LTI Opportunity allocated to Stock Options by a value for an option to purchase one share of our stock as determined by the Committee. Typically, the Committee has used the Black Scholes methodology to determine the value of one option based on a share price of the Company’s stock as of a specific date during the second half of March in each year; the share exercise price of Stock Options is fair market value on the date of grant.

Long term Incentive Compensation Awards for the 2017 – 2019 Performance Period

On March 30, 2017, pursuant to the Company’s Long Term Incentive Compensation Plan (the “LTI Plan”) the Committee determined, and the Company’s Board ratified and approved, the overall design and other features of the Company’s LTI Plan for the 2017 through 2019 performance period (the “2017-2019 Period”) as applied to the NEOs.

The Committee first determined that the following NEOs would be awarded the total opportunities for long term executive compensation as a percentage of their respective base compensation as follows:

Named Executive Officer	Total Opportunity as % of Base Salary	2017 Salary	Total Value of Long-Term Incentive Opportunity at Target	50% of Total Opportunity: Paid in PSUs and PCUs for “Target” Performance(1)	50% of Total Opportunity: Paid in Stock Options

Roger H. D. Lacey	75%	$300,000	$225,000	$112,500	$112,500

Mark Fandrich	50%	$212,000	$106,000	$53,000	$53,000

Bruce Blackwood	40%	$225,000	$90,000	$45,000	$45,000

Scott Otis	40%	$221,225	$88,490	$44,245	$44,245

Scott Fluegge	40%	$212,426	$84,970	$42,485	$42,485

(1)	Payable half in PSUs and half in PCUs.

With respect to LTI Awards for the 2017-2019 Period, (i) the Committee determined that the relevant performance period for measuring financial performance would be cumulative results for the three year period ending 2019; (ii) performance measures for this period were determined for the Company on a consolidated basis, as well as “minimum,” “target” and “maximum” goals for each performance measure; (iii) Company consolidated performance measures (and percentage weight given to each measure) were determined to be three-year cumulative adjusted EBITDA (70%) and three-year cumulative Revenue (30%); and (iv) to the extent earned, long term compensation payable to NEOs and other Senior Executives will be paid 50% in Company stock and 50% in cash following the end of the three-year period.

With respect to each NEO, the opportunity to earn long term compensation under an LTI Award is initially determined as a dollar value that is a percentage of the Executive’s base salary. In each case, 50% of this dollar value will be divided by $4.45, the average price of the Company’s stock over the 20-business-day period ended March 31, 2017, with the number so determined becoming an award of the same number of PSUs, with each PSU representing the potential issuance of one share of Company stock. The other 50% of the LTI Award value will be an award of PCUs that represent the opportunity to receive cash to the extent earned. Prior to March 15, 2020, the Committee will assess actual performance against the performance measures established for each Named Executive and determine the number of shares of Company stock to be issued and cash to be paid to each Named Executive.

The following table shows the dollar value of the total LTI Award opportunity awarded to each of the Named Executives that would result in the issuance of shares of Company common stock and payment of cash after the end of the 2017-2019 Period based on achievement in relation to target and maximum goals. Achievement below the target goal for each performance measure will result in a reduced number of shares being issued and cash paid, and if achievement fails to meet any of the applicable minimum performance goals, the Named Executive will not be paid any cash or issued any shares under the PSUs awarded.

Named	Value of Total Opportunity	50% Value of PSUs / PCUs at Target	Target PSUs	Maximum PSUs	Target PCUs	Maximum PCUs

Roger H. D. Lacey	$225,000	$112,500	12,640	18,960	$56,250	$84,375

Mark Fandrich	$106,000	$53,000	5,955	8,933	$26,500	$39,750

Bruce Blackwood	$90,000	$45,000	5,056	7,584	$22,500	$33,750

Scott Otis	$88,490	$44,245	4,971	7,457	$22,123	$33,184

Scott Fluegge	$84,970	$42,485	4,774	7,161	$21,243	$31,864

The following table presents the dollar value of stock options awarded to the four NEOs eligible to participate in the long term incentive compensation plan and the number of shares potentially issuable pursuant to these options at an assumed value per option of $2.00 per share:

Named	Value of Total Opportunity	50% Value of Stock Options	Stock Options

Roger H. D. Lacey	$225,000	$112,500	56,250

Mark Fandrich	$106,000	$53,000	26,500

Bruce Blackwood	$90,000	$45,000	22,500

Scott Otis	$88,490	$44,245	22,123

Scott Fluegge	$84,970	$42,485	21,243

Other Compensation

In addition to participating in Company-wide plans providing health, dental and life insurance on the same basis as all of our other U.S.-based employees, our Senior Executives receive other compensation in various forms, primarily the following:

●	An annual contribution to the Company’s Employee Stock Ownership Plan and Trust (“ESOP”).

●	An annual matching contribution of up to 50% of each executive’s personal contribution to the Company’s 401(k) Plan up to the first 6% of the personal contribution.

●	A car allowance or company car.

●	In individual, unique circumstances, additional compensation to support an overseas assignment or travel to a residence away from the Company’s offices.

The amount of this other compensation for our Named Executive Officers is presented in the column titled “All Other Compensation” under the “Summary of Executive Compensation Table” and the “Other Compensation Table.”

Employment Agreements

None of our NEOs have a written employment agreement.

Stock Ownership Guidelines

The Company has adopted guidelines for stock ownership by our Senior Executives. For our Chief Executive Officer, the guideline is beneficial ownership of shares valued at three times base salary; for our Chief Financial Officer the guideline is beneficial ownership of shares valued at two times base salary; and, for all other Senior Executives, guideline beneficial ownership of shares having a value equal to one times base salary. Stock ownership includes shares held directly and shares beneficially held in the Company’s ESOP, but does not include unexercised stock options or shares potentially payable under Incentive Awards. The Company annually reviews each executive’s progress towards achieving ownership equal to the ownership guidelines.

Consideration of Risk in Compensation

The Company believes placing substantial emphasis on long-term incentive compensation encourages executives to direct their efforts to promote the creation of long-term shareholder value and that promoting the creation of long-term value discourages behavior that leads to excessive risk. The Committee believes that the following features of our compensation programs provide incentives for the creation of long-term shareholder value and encourage high achievement by our executive officers without encouraging inappropriate or unnecessary risk taking:

●	We balance rewards for short and long-term decision making by providing both annual bonus compensation and long-term incentive compensation.

●	Our long-term incentives in the form of stock options become exercisable over a four-year period and remain exercisable for up to seven years from the date of grant.

●	Our long-term incentive compensation awards become payable only if, after completion of a multi-year period, actual performance over the period compared to pre-established performance goals justifies a payment.

Because of our stock ownership guidelines, officers and key employees require all executives to make progress towards owning stock equal to at least one times their base compensation, we believe our NEOs are less likely to expose the Company to inappropriate or unnecessary risks.

The financial metrics used in our incentive compensation programs are measures the Committee believes drive long-term shareholder value. Moreover, the Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short term results. In addition, all forms of incentive compensation specify a maximum amount that cannot exceed two times the target amount, no matter how much financial performance exceeds the ranges established at the beginning of the year.

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation earned in 2017 and 2016 for services in all capacities by the Company’s Chief Executive Officer Roger H.D. Lacey, the Company’s Chief Financial Officer (beginning in August 2016) Mark Fandrich, and the three other most highly compensated executive officers of the Company in 2017 (together referred to as the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Options Award ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

Roger H.D. Lacey	2017	300,000	—	79,909	51,595	—	20,823	452,327
President and	2016	275,000	—	147,750	32,835	16,898	17,825	490,307
Chief Executive Officer

Mark Fandrich	2017	212,000	15,000	26,202	24,307	—	20,829	298,338
Vice President and	2016	187,127		18,746	22,727	5,547	11,851	245,998
Chief Financial Officer(5)

Bruce Blackwood	2017	225,000	—	28,327	20,638	—	21,423	295,388
General Manager,	2016	221,288	—	41,008	12,053	12,105	18,438	304,892
Suttle

Scott Otis	2017	221,225	—	63,258	39,538	50,596	21,770	396,387
General Manager,	2016	210,627	74,670	50,062	11,286	5,794	19,078	355,906
Transition Networks

Scott Fluegge	2017	212,429	—	52,781	19,485	23,221	21,614	329,530
President and General Manager,	2016	206,004	—	58,681	15,922	31,662	18,522	330,791
JDL Technologies

(1)	Represents stock earned under the Company’s Annual Bonus Plan and Long-Term Incentive Plan (“LTI Plan”). The values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed in Note 8, “Stock Compensation” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)	The values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed in Note 8, “Stock Compensation,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	Represents amounts earned under the Company’s Long-term Incentive plan. See “Non-Equity Incentive Plan Compensation Table” below.

(4)	See “Other Compensation Table” below.

(5)	Mr. Fandrich was appointed Chief Financial Officer of the Company effective August 2016. The table shows his total 2016 compensation.

Non-Equity Incentive Plan Compensation Table

The following table provides a breakdown of information under the column “Non-Equity Incentive Plan Compensation” in the preceding Summary Compensation Table.

Name	Year	Short-Term Plans ($)	Long-Term Plans ($)
Mr. Lacey	2017	—	—
	2016	16,898	—

Mr. Fandrich	2017	—	—
	2016	5,547	—

Mr. Blackwood	2017	—	—
	2016	12,105	—

Mr. Otis	2017	50,596	—
	2016	5,794	—

Mr. Fluegge	2017	23,221	—
	2016	31,662	—

Other Compensation Table

The following table provides a breakdown of information under the column “Other Compensation” above.

Name	Year	Contributions to Defined Contribution Plan ($)	Non-Elective Contributions to CSI Defined Contribution Plan ($)	Other ($)	Total ($)
Mr. Lacey	2017	8,100	4,973	7,750	20,823
	2016	3,975	6,100	7,750	17,825

Mr. Fandrich	2017	6,803	6,276	7,750	20,829
	2016	—	5,343	6,508	11,851

Mr. Blackwood	2017	6,880	6,793	7,750	21,423
	2016	3,563	7,125	7,750	18,438

Mr. Otis	2017	7,091	6,929	7,750	21,770
	2016	3,975	7,353	7,750	19,078

Mr. Fluegge	2017	6,932	6,932	7,750	21,614
	2016	3,975	6,797	7,750	18,522

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by Named Executive Officers as of December 31, 2017.

	Number of Securities Underlying Unexercised Options					Shares or Units of Stock that have not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that have not Vested
Name	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number (#)	Market Value ($)	Number of (#)	Market or Payout Value of ($)
Mr. Lacey	12, 195	—		11.70	6/4/2021
	11,328	11,327	(1)	11.65	3/17/2022
	24,950	—		11.09	4/3/2022
	25,050	—		11.05	5/21/2015
	16,667	—		7.34	1/25/2023
	10,313	30,937	(2)	6.85	3/15/2023
	—	56,250	(3)	4.40	3/31/2024
								15,491 (4)	112,774
								18,960 (5)	83,424

Mr. Fandrich	5,000	15,000	(6)	5.72	8/29/2023
	—	26,500	(3)	4.40	3/31/2024
								3,863 (4)	28,123
								8,933 (5)	39,305

Mr. Blackwood	7,070	—		14.15	3/3/2018
	9,058	—		13.10	3/15/2019
	15,642	—		10.10	3/15/2020
	12,444	4,148	(7)	12.97	3/21/2021
	30,000	10,000	(8)	11.70	6/4/2021
	8,827	8,826	(1)	11.65	3/17/2022
	5,625	16,875	(2)	7.34	3/15/2023
	—	22,500	(3)	4.40	3/31/2024
								8,450 (4)	61,516
								7,584 (5)	33,370

Mr. Otis	3,641	—		10.10	3/15/2020
	11,996	7,997	(7)	12.97	3/21/2021
	30,000	20,000	(8)	11.70	6/4/2021
	8,509	12,763	(1)	11.65	3/17/2022
	5,267	21,069	(2)	7.34	3/15/2023
	—	10,000	(9)	4.55	2/24/2024
	—	22,500	(3)	4.40	3/31/2024
	—	15,000	(10)	3.72	12/18/2024
								7,913 (4)	57,607
								7,457 (5)	32,811

Mr. Fluegge	7,920	—		13.10	3/15/2019
	14,211	—		10.10	3/15/2020
	11,305	3,768	(7)	12.97	3/21/2021
	7,866	7,866	(1)	11.65	3/17/2022
	5,156	15,468	(2)	7.34	3/15/2023
	2,500	7,500	(11)	6.55	5/25/2023
	—	22,500	(3)	4.40	3/31/2024
								7,745 (4)	56,384
								7,161 (5)	31,508

(1)	Will vest one-half on each of March 17, 2018 and 2019

(2)	Will vest one-third on each of March 15, 2018, 2019 and 2020.

(3)	Will vest one-fourth on each of March 31, 2018, 2019, 2020 and 2021.

(4)	Will vest on December 31, 2018, subject to attaining performance goals under 2016 - 2018 LTI Plan.

(5)	Will vest on December 31, 2019, subject to attaining performance goals under the 2017 - 2019 LTI Plan.

(6)	Will vest one-third on each of August 29, 2018, 2019 and 2020.

(7)	Will vest on March 21, 2018.

(8)	Will vest June 4, 2018.

(9)	Will vest one-half on each of February 24, 2018 and 2019.

(10)	Will vest one-half on each of December 18, 2018 and 2019.

(11)	Will vest one-third on each of May 25, 2018, 2019 and 2020.

2017 Options Exercised and Stock Vested

The following table sets forth information concerning stock awards that vested during 2017 for the Named Executive Officers. No options were exercised in 2017.

	Stock Awards(1)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Roger H.D. Lacey	4,332	15,422

Mark Fandrich	—	—

Bruce Blackwood	—	—

Scott Otis	5,100	18,156

Scott Fluegge	6,858	24,414

(1)	PSUs under 2015 LTI Plan that vested on December 31, 2017 and were issued in March 2018.

POTENTIAL PAYMENTS UNDER CHANGE OF CONTROL

The Company has entered into Change of Control Agreements (“CIC Agreements”) with each Named Executive Officer. CIC Agreements provide for payment of severance compensation if (A) there is a change in control of the Company and (B) within 24 months following this change of control, there is either (i) an involuntary termination of employment other than for cause, death, disability or retirement or (ii) a voluntary termination of employment for Good Reason (each a “Triggering Event”). Under the CIC Agreements, “Good Reason” includes a material diminution in the person’s base salary, duties or authority, or those of his immediate superior, or a material diminution in the budget over which the person has authority or a change in geographic location of the person’s job. The CIC Agreements include provisions requiring each executive to maintain confidentiality of information acquired during the period of employment, to refrain for a period of one year from competing with the Company or soliciting other Company employees to leave their employment with the Company and to provide a release of all claims against the Company in exchange for the benefit paid pursuant to the CIC agreement. In the event of a change in control, the Company’s LTI Plan provides for partial vesting and payment of unvested Incentive Awards and the Company’s Stock Option Plan provides for vesting of unvested stock options, in each case irrespective of whether or not a Triggering Event has occurred.

Assuming a change of control occurred on January 1, 2018, the following table presents amounts potentially payable to each of the Named Executive Officers, without and with a corresponding Triggering Event.

Name	Reason for Payment	Cash Severance ($)(1)	Partial Vesting of Incentive Awards ($)(2)	Vesting of Unvested Options(3)	Total ($)

Mr. Lacey	Change of Control; without a Triggering Event	—	—	—	—
	Change of Control with Triggering Event	331,231	15,422		346,653

Mr. Fandrich	Change of Control; without a Triggering Event	—	—	—	—
	Change of Control with Triggering Event	197,852	—	—	197,852

Mr. Blackwood	Change of Control; without a Triggering Event	—	—	—
	Change of Control with Triggering Event	228,224		—	228,224

Mr. Otis	Change of Control; without a Triggering Event	—	—	—
	Change of Control with Triggering Event	255,461	34,480	—	289,941

Mr. Fluegge	Change of Control; without a Triggering Event	—	—	—
	Change of Control with Triggering Event	297,985	24,414	—	322,399

(1)	The amounts in this column reflect the amount of cash severance the Company would be obligated to pay these individuals in the form of a single lump-sum cash payment pursuant to their CIC Agreements.

(2)	The amounts in this column reflect the estimated value of unvested Incentive Awards under the Company’s LTI Plan at December 31, 2017 that would become payable upon the occurrence of a change in control.

(3)	The amount in this column represents in-the-money value of options assuming vesting upon a change in control at January 1, 2018. As of the immediately preceding business day, the exercise price of unvested options granted to these NEOs was greater than the closing market price of our common stock.

DIRECTOR COMPENSATION

The 2017 compensation of non-employee directors was as follows: (i) each director was paid an annual cash retainer of $20,000; (ii) each director was granted options to purchase 10,000 shares of common stock; (iii) the two committee chairs were each paid an additional $10,000, 100% in cash; (iv) each non-chair committee member was paid an additional $5,000, 100% in cash; (v) the non-executive Board Chair was paid an additional $20,000, 100% in cash; and (vi) the Board Secretary was paid an additional $35,000, 100% in cash.

The following table presents the 2017 cash and dollar value of stock options and RSUs paid to each Company’s non-employee Board member.

Name (1)	Fees Earned or Paid in Cash ($)	Options Awards ($)(2)	Total ($)

Curtis A. Sampson	40,000	8,886	48,886
Luella G. Goldberg	12,500	—	12,500
Gerald D. Pint	25,000	8,886	33,886
Richard A. Primuth	57,500	8,886	66,386
Randall D. Sampson	32,500	8,886	41,386
Steven C. Webster	14,167	8,886	23,053

(1)	In addition to compensation as directors, the named directors serve in differing roles for which they receive separate compensation, including as a committee chair, committee member, and Board Secretary. See “The Board, Board Committees and Meetings” and “Board Leadership” above under “Corporate Governance.”

(2)	Values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed within Note 8 in the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board has adopted Governance Guidelines that include provisions with respect to conflicts of interest. These Guidelines describe “conflict of interest” as a situation in which a director’s personal interest, including an immediate family member interest, is adverse to, or may appear to be adverse to, the interests of the Company. The Guidelines provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company, must be disclosed promptly to the Chief Executive Officer, the Chairman, and the Company’s primary legal counsel.

If the Company wishes to proceed with a transaction involving a potential conflict of interest, the Board would intend to seek prior approval from the Audit & Finance Committee to ensure the transaction is beneficial to the Company and the terms of the transaction are fair to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s officers, directors and beneficial holders of 10% or more of the Company’s securities are required to file reports of their beneficial ownership with the SEC on Forms 3, 4 and 5. To the Company’s knowledge, based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial holders of 10% were complied with, except that Mr. Webster filed his Form 4 reporting the grant of his May 24, 2017 10,000 share-option grant three business days late.

OTHER INFORMATION

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit & Finance Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

Shareholder Proposals for 2019 Annual Meeting

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where the proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission’s proxy rules. The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 24, 2019, and proxy materials in connection with that meeting are expected to be made available on or about April 11, 2019. Shareholder proposals prepared in accordance with the Commission’s proxy rules to be included in the Company’s Proxy Statement must be received at the Company’s corporate office, 10900 Red Circle Drive, Minnetonka, Minnesota 55343, Attention: President, by December 12, 2018, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2019 Annual Meeting of Shareholders. Any proposal must be in writing and signed by the shareholder. In addition, if the Company is not notified by February 25, 2019, of a matter to be brought before the 2019 Annual Meeting of Shareholders by a shareholder, the proxies held by management may provide the discretion to vote against the proposal even though it is not discussed in the proxy statement for the meeting.

The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

Properly Brought Business

The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of the shareholder’s intention to bring the business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days or more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Notice relating to the conduct of the such business at an annual meeting must contain certain information as described in Section 2.9 of the Company’s Bylaws, which are available for inspection by shareholders at the Company’s principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company’s Bylaws.

Shareholder Nominations

The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by the shareholder to the Secretary of the Company not less than 45 days or more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company’s Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, that person will not be eligible for election as a director.

Other Matters

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,

Curtis A. Sampson, Chairman

 Appendix A

COMMUNICATIONS SYSTEMS, INC.

2011 EXECUTIVE INCENTIVE COMPENSATION PLAN,

AS AMENDED

Adopted by the Board of Directors on March 28, 2011. Approved by Shareholders on May 19, 2011.

Amended by Board and Compensation Committee on April 3, 2015, with such amendments approved by the Company’s shareholders on May 21, 2015

Amended by Board and Compensation Committee on February 5, 2018, with these amendments subject to approval by the Company’s shareholders on May 23, 2018.

(i)

SECTION 4 EFFECTIVE DATE AND TERM OF PLAN		5

SECTION 5 ADMINISTRATION		6
5.1	GENERAL ADMINISTRATION	6
5.2	AUTHORITY OF THE COMMITTEE	6
5.3	DELEGATION OF AUTHORITY	6
5.4	DECISIONS BINDING	6

SECTION 6 ELIGIBILITY		6

SECTION 7 TERMS AND CONDITIONS OF INCENTIVE AWARDS		6
7.1	ALL INCENTIVE AWARDS	6
7.2	OPTIONS	8
7.3	RESTRICTED STOCK	10
7.4	RESTRICTED STOCK UNITS	10
7.5	STOCK APPRECIATION RIGHTS	11
7.6	PERFORMANCE STOCK, PERFORMANCE CASH UNITS AND PERFORMANCE
	STOCK UNITS	12
7.7	OTHER AWARDS	12
7.8	NON-EMPLOYEE DIRECTOR COMPENSATION	13

SECTION 8 SECURITIES REGULATION		13
8.1	LEGALITY OF ISSUANCE	13
8.2	RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS	14
8.3	REGISTRATION OF SHARES	14

SECTION 9 COMPLIANCE WITH THE CODE		14
9.1	DISCRETION IN FORMULATION OF PERFORMANCE CRITERIA	14
9.2	PERFORMANCE PERIODS	14
9.3	MODIFICATIONS TO PERFORMANCE CRITERIA	14
9.4	LIMITATION ON PAYMENT OR EXERCISE	14
9.5	DELAY IN PAYMENT OR EXERCISE FOR SPECIFIED EMPLOYEES	14
9.6	WITHHOLDING	14
9.7	NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF AN ISO	15

SECTION 10 INCENTIVE AWARDS TO PARTICIPANTS OUTSIDE THE US		15

SECTION 11 CHANGE IN CONTROL OF THE COMPANY		15
11.1	CHANGE IN CONTROL	15
11.2	VESTING UPON A CHANGE IN CONTROL	16
11.3	DISPOSITION OF INCENTIVE AWARDS	16
11.4	GENERAL RULE FOR OTHER INCENTIVE AWARDS	17

SECTION 12 AMENDMENT OR TERMINATION		17
12.1	AMENDMENT OF PLAN	17
12.2	TERMINATION OF PLAN	18
12.3	AMENDMENT OF INCENTIVE AWARDS	18

SECTION 13 MISCELLANEOUS		18
13.1	SHAREHOLDER RIGHTS	18
13.2	NO GUARANTEE OF CONTINUED RELATIONSHIP	18
13.3	TRANSFERS & RESTRUCTURINGS	18
13.4	LEAVES OF ABSENCE	18
13.5	GOVERNING LAW/CONSENT TO JURISDICTION	19
13.6	ESCROW OF SHARES	19

(ii)

13.7	NO FRACTIONAL SHARES	19
13.8	FORFEITURE AND RECOUPMENT	19
13.9	SEVERABILITY	20
13.10	NO TRUST OR FUND CREATED	20
13.11	INTERPRETATION	20

(iii)

COMMUNICATIONS SYSTEMS, INC.
2011 EXECUTIVE INCENTIVE COMPENSATION PLAN

SECTION 1
PURPOSE

The purpose of the Plan is to enable Communication Systems, Inc. (the “Company”) and its Subsidiaries to attract and retain employees, directors and service providers of the Company by aligning financial interests of these individuals with the other stockholders of the Company.

The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, and Other Awards to aid the Company in achieving these goals, subject to the approval by the shareholders.

SECTION 2
DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

2.1	BOARD means the Board of Directors of the Company.

2.2	CAUSE means, unless otherwise defined in the Incentive Award Agreement or in a separate agreement with the Participant that governs an Incentive Award granted under this Plan: (a) gross neglect by the Participant in his or her duties to the Company; (b) gross breach by Participant of the Company’s reasonable policies that have been previously communicated to the Participant, including, without limitation, any policy contained in the Company’s Code of Conduct Manual; (c) embezzlement from or theft of property belonging to the Company; (d) conduct that brings the reputation of the Company into disrepute; or (e) the conviction of the Participant by a court of competent jurisdiction of felony criminal conduct; in each case of (a) through (e), regardless of when facts resulting in a finding of Cause are discovered by the Company.

2.3	CODE means the Internal Revenue Code of 1986, as amended and any successor, and regulations promulgated thereunder.

2.4	COMMITTEE means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan in lieu of the Compensation Committee.

2.5	COMPANY means Communications Systems, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.6	DEFERRED COMPENSATION means any Incentive Award under this Plan that provides for the “deferral of compensation” as defined in Treas. Reg. §1.409A-1(b) and that would be subject to the taxes specified in Section 409A(a)(1) of the Code if and to the extent the Incentive Award Agreement does not meet or is not administered and interpreted in compliance with the requirements of Section 409A(a)(2), (3) and (4) of the Code. Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Section 409A of the Code.

2.7	DISABILITY means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

2.8	EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and any successor, and regulations and rules promulgated thereunder.

2.9	EXERCISE PRICE means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.10	FAIR MARKET VALUE of one Share on any given date shall be determined by the Committee as follows: (a) if the Shares are listed for or admitted for trading on one of more national securities exchanges, the last reported sales price on the principal exchange on the date in question, or if such Shares shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Shares were so traded; or (b) if the Shares are not listed for or admitted for trading on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for such Shares on the date in question, or if there is no such bid price for such Shares on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, with respect to any Option intended to qualify as an ISO, by any fair and reasonable determination made in good faith by the Committee, and, with respect to any other Incentive Award that is intended to be exempt from the requirements of Section 409A of the Code, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Section 409A of the Code, which determination shall be final and binding on all parties.

2.11	INCENTIVE AWARD means an ISO, NQSO, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Performance Cash Unit, Performance Stock Unit or Other Award.

2.12	INCENTIVE AWARD AGREEMENT means a document, agreement, certificate, resolution or other evidence in writing or electronic form approved by the Committee that sets forth the terms and conditions of a Incentive Award granted by the Company or a Subsidiary to a Participant.

2.13	INSIDER means an individual who is, on the relevant date, an officer, member of the Board or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.14	ISO (“Incentive Stock Option”) means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Section 422 of the Code.

2.15	KEY EMPLOYEE means any employee of the Company or any Subsidiary holding a key management or technical position as determined by the Committee.

2.16	KEY PERSON means a person, other than a Key Employee, who is (a) a member of the Board; or (b) a service provider providing bona fide services to the Company or any Subsidiary who is eligible to receive Shares that are registered by a Registration Statement on Form S-8 under the the Securities Act of 1933, as amended, as in effect on the date hereof or any registration form(s) under the Securities Act of 1933, as amended, subsequently adopted by the Securities and Exchange Commission.

2.17	NQSO (“Non-Qualified Stock Option”) means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Section 422 of the Code, and includes any ISO that, by subsequent action of the Company or the Participant permitted by the Plan, ceases to be an ISO.

2.18	OTHER AWARD means any Incentive Award granted under Section 7.7.

2.19	OPTION means an ISO or a NQSO.

2.20	OUTSIDE DIRECTOR means a member of the Board who is not an employee and who: (a) is a “non-employee director” under Rule 16b-3 under the Exchange Act, as amended from time to time; (b) is an “outside director” under Section 162(m) of the Code; (c) satisfies the requirements of the principal stock exchange for the Shares relating to the independence of directors or the independence of directors serving on the Compensation Committee of the Board; and (d) satisfies the independence or similar requirement of the Securities and Exchange Commission applicable to directors generally or to directors serving on the Compensation Committee of the Board.

2.21	PARTICIPANT means a Key Person, Key Employee, or any other employee who is designated to receive an Incentive Award under the Plan by the Committee.

2.22	PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

2.23	PERFORMANCE CRITERIA means one or more objective or subjective measures pre-established by the Committee and, subject to any minimum or maximum limits, the achievement of which, in whole or in part, will result in the Participant earning or becoming vested in an Incentive Award under this Plan and shall include, but not be limited to, Performance Goals.

2.24	PERFORMANCE GOAL means, unless and until the Board proposes for shareholder vote and shareholders approve a change in the general measures of performance that are set forth in this Section 2.24, the Performance Criteria to be used by the Committee for purposes of making Incentive Awards intended to qualify for the Performance-Based Exception as selected from among the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments (net cash flows divided by owners equity); (e) earnings before or after taxes, depreciation and/or amortization; (f) revenues and or sales (gross or net); (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, working capital, profit and/or revenue targets; (k) growth measures, such as revenue or sales growth; (l) ratios, such as expenses or market share; (m) inventory; (n) receivables; and/or (o) share price (including, but not limited to, growth measures and total shareholder return). In setting Performance Goals applying these performance measures as determined by the Committee, the Committee may establish goals on an absolute basis, rate basis, as a ratio to another performance measure or relative to a peer group performance or other benchmark, and may exclude the effect of changes in accounting standards, and non-recurring and/or non-ordinary course items, charges or events specified by the Committee, such as write-offs, capital gains and losses, litigation expense and acquisitions and dispositions of businesses.

2.25	PERFORMANCE PERIOD means the period during which Performance Criteria must be attained with respect to an Incentive Award that is performance based, as determined by the Committee.

2.26	PERFORMANCE STOCK means an award of Shares granted to a Participant that is subject to the achievement of Performance Criteria, either as to the delivery of such Shares or the calculation of the number of Shares deliverable as a result of achieving a level of performance with respect to one or more Performance Criteria over a specified Performance Period, or any combination thereof.

2.27	PERFORMANCE CASH UNIT means a contractual right granted to a Participant to receive cash upon achievement of Performance Criteria or a level of performance with respect to one or more Performance Criteria over a specified Performance Period that is paid either at the end of the Performance Period or at a later time.

2.28	PERFORMANCE STOCK UNIT means a contractual right granted to a Participant to receive shares upon achievement of Performance Criteria or a level of performance with respect to one or more Performance Criteria over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

2.29	PLAN means the Communications Systems, Inc. 2011Executive Incentive Compensation Plan, as it may be further amended from time to time.

2.30	QUALIFYING EVENT means, with respect to a Participant, such Participant’s death, Disability or Retirement.

2.31	RESTRICTED STOCK AWARD means an award of Shares granted to a Participant under this Plan that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Incentive Award Agreement.

2.32	RESTRICTED STOCK UNIT means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) that is subject to restrictions of this Plan and the applicable Incentive Award Agreement.

2.33	RETIREMENT means retirement from active employment with the Company and any subsidiary or parent corporation of the Company on or after age 60, or upon an earlier date with the consent of the Committee, and upon such terms and conditions as determined by the Committee.

2.34	SERVICE means services provided to the Company or any Subsidiary as either a Key Employee or a Key Person.

2.35	SERVICE PERIOD means a period of continuous service by a Participant before vesting of an Incentive Award, in whole on in part, can begin as determined pursuant to Section 7.1(e) or as specified in an Incentive Award Agreement.

2.36	SHARE means one share of the common stock of the Company.

2.37	SPECIFIED EMPLOYEE means a Participant who is a “key employee” as described in Section 416(i)(1)(A) of the Code, disregarding paragraph (5) thereof. For purposes of determining key employees under Section 416(i)(1)(A) of the Code, the definition of compensation shall be the same as defined in the Company’s Employee Savings Plan and Trust, but excluding any compensation of a Participant whose location is not effectively connected with the conduct of a trade or business within the United States. If a Participant is a key employee at any time during the 12 months ending on each September 30, the Participant is a Specified Employee for the 12 month period commencing on the next January 1. Any such identification of a Specified Employee under this Plan shall apply to all nonqualified deferred compensation plans in which the Specified Employee participates. In the case of certain corporate transactions (a merger, acquisition or spin-off), or in the case of nonresident alien employees, the Company will determine Specified Employees in accordance with Treas. Reg. §1.409A-1(i).

2.38	STOCK APPRECIATION RIGHT means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or such other consideration as the Committee may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the exercise price per Share stated in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.39	SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.40	TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Section 424(d)) of the Code more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

SECTION 3
SHARES SUBJECT TO INCENTIVE AWARD

3.1	AGGREGATE SHARES AUTHORIZED AND LIMITATIONS. The aggregate number of Shares that may be issued under the Plan is Two Million, ~~(2,000,000~~, Five Hundred Thousand (2,500,000) Shares. The aggregate number of Shares described above are subject to adjustment as provided in Section 3.4. Within the aggregate limit specified above and subject to adjustment as provided in Section 3.4:

(a)	No more than Two Million ~~(2,000,000~~, Five Hundred Thousand (2,500,000) Shares may be used for Incentive Stock Options; and

(b)	No more than One Hundred Twenty Five Thousand (125,000) Shares may be used for Incentive Awards to non-employee Directors in any calendar year.

Such Shares shall be reserved, to the extent that the Company deems appropriate, from the Company’s authorized but unissued Shares, and from Shares which have been reacquired by the Company.

3.2	SHARE COUNTING. For purposes of determining the limits described in this Plan, in particular this Section 3, Shares that are issued or may be issued pursuant to an Incentive Award shall be counted as used when the Incentive Award is made. With respect to any Shares covered by an Incentive Award that are not purchased or issued or are forfeited or reacquired by the Company prior to vesting, or if an Incentive Award terminates, or is cancelled without the delivery of any Shares, such Shares shall be added back to the limits described in this Plan and shall again be available for grants of Incentive Awards under the Plan. In addition, the following principles shall apply in determining the number of Shares under any applicable limit:

(a)	Shares tendered or attested to in payment of the Exercise Price of an Option shall not be added back to the applicable limit;

(b)	Shares withheld by the Company to satisfy the tax withholding obligation shall not be added back to the applicable limit;

(c)	Shares that are reacquired by the Company with the amount received upon exercise of an Option shall not be added back to the applicable limit;

(d)	The aggregate Shares exercised pursuant to a Stock Appreciation Right that is settled in Shares shall reduce the applicable limit, rather than the number of Shares actually issued; and

(e)	Any Incentive Award that is settled in cash shall not reduce the applicable limit.

3.3	LIMITATIONS ON INCENTIVE AWARDS. Subject to adjustment pursuant to Section 3.4, no Participant may be granted any Incentive Award covering an aggregate number of Shares in excess of One Hundred Twenty Five Thousand (125,000) in any calendar year. Notwithstanding the foregoing, in connection with his or her initial service, a Participant may be granted Incentives Awards covering not more than an additional Ten Thousand (10,000) Shares, which shall not count against the limit set forth in the preceding sentence. The foregoing limits shall be determined by applying the principles of Section 3.2. With respect to any Performance Unit or Other Award that is not denominated in Shares, the maximum amount that a Participant may receive in any calendar year is One Million Dollars ($1,000,000).

3.4	SHARE ADJUSTMENT. Notwithstanding anything in Section 12 to the contrary: (a) the number of Shares reserved under Section 3.1, (b) the limit on the number of Shares that may be granted subject to Incentive Awards during a calendar year to any individual under Section 3.1 and 3.3, (c) the number of Shares subject to certain Incentive Awards granted subject to Section 3.1, and (d) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner that satisfies the requirements of Code Section 424(a)): (i) the number of Shares reserved under Section 3.1; (ii) the number of Shares subject to certain Incentive Awards subject to Section 3.1; and (iii) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Section 424(a) of the Code that provides for the substitution or assumption of such Incentive Awards. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Incentive Awards granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.1 or an increase in any limitation imposed by the Plan.

SECTION 4
EFFECTIVE DATE AND TERM OF PLAN

The effective date of this Plan shall be April 1, 2011, provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months of the approval by the Board, the Plan will be terminated and all Incentive Awards granted under the Plan will be terminated and deemed null and void and further provided that no Incentive Award shall vest and no Shares may be issued under the Plan prior to approval of the Plan by the shareholders of the Company. No Incentive Award shall be granted under this Plan on or after the earlier of:

(a)	June 30, 2022, or

(b)	the date on which all of the Shares reserved under Section 3 of this Plan have been issued or are no longer available for use under this Plan.

This Plan shall continue in effect thereafter until all outstanding Incentive Awards have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

SECTION 5
ADMINISTRATION

5.1	GENERAL ADMINISTRATION. The Committee shall administer this Plan. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have full power to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration, and to make all other determinations and take all other actions that may be necessary or advisable for the administration of the Plan. Notwithstanding anything herein to the contrary, the Board may, without further action of the Committee, exercise the powers and duties of the Committee or any delegate under the Plan, unless such exercise would cause any Incentive Award not to comply with the requirements of Section 162(m) of the Code.

5.2	AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, the Committee shall have full power to: (a) select Participants in the Plan; (b) determine the types of Incentive Awards for each Participant in a manner consistent with the Plan; (c) determine the number of Shares or the method of determining the number of Shares to be issued or other payment to be issued under Incentive Awards; (d) establish subplans providing uniform terms for eligible Participants; (e) determine the terms and conditions of Incentive Awards in a manner consistent with the Plan, including the time and manner of exercise, the restrictions on the rights granted under the Incentive Award and the lapse thereof, and the manner of payment, if any, the restrictions or holding period applicable to the payment of Stock received upon exercise or in satisfaction of the Incentive Award; and (f) amend the terms and conditions of any outstanding Incentive Awards as provided in accordance with Section 12.3. The Committee shall have the independent authority and discretion over the appointment, compensation and oversight of the services of advisors to the Committee, including compensation consultants and legal counsel, provided such advisors meet the standards for independence as established by the Securities Exchange Commission. The Company shall pay the compensation and expenses of such advisors. The Committee may seek the assistance of such other persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3	DELEGATION OF AUTHORITY. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee or to one or more executive officers of the Company the authority to grant Incentive Awards, and/or to administer the Plan or any aspect of it; provided, however, that only the Committee may grant Incentive Awards that meet the Performance-Based Exception, and only the Committee may grant Incentive Awards to Insiders.

5.4	DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Participants, and their estates and beneficiaries.

SECTION 6
ELIGIBILITY

Participants selected by the Committee shall be eligible for the grant of Incentives Awards under this Plan, but no Participant shall have the right to be granted an Incentive Award under this Plan merely as a result of his or her status as a Key Person or Key Employee. Notwithstanding the foregoing, an ISO may only be granted to a Key Employee.

SECTION 7
TERMS AND CONDITIONS OF INCENTIVE AWARDS

7.1	ALL INCENTIVE AWARDS.

(a)	Grants of Incentive Awards. The Committee, in its absolute discretion, shall grant Incentive Awards under this Plan from time to time and shall have the right to grant new Incentive Awards in exchange for outstanding Incentive Awards; provided, however, the Committee shall not have the right to: (i) lower the Exercise Price of an existing Option; (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles; or (iii) cancel an existing Option at a time when its Exercise Price exceeds the fair market value of the underlying stock subject to such Option in exchange for another Incentive Award, including cash or other equity in the Company (except as provided in Sections 3.4, 10 and 11). Incentive Awards shall be granted to Participants selected by the Committee, and the Committee shall be under no obligation whatsoever to grant any Incentive Awards, or to grant Incentive Awards to all Participants, or to grant all Incentive Awards subject to the same terms and conditions.

(b)	Shares Subject to Incentive Awards. The number of Shares as to which Incentive Award shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3.1 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)	Incentive Award Agreements. Each Incentive Award shall be evidenced an Incentive Award Agreement. The Incentive Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. The Committee shall have sole discretion to modify the terms and provisions of any Incentive Award in accordance with Section 12.3.

(d)	Date of Grant. The date an Incentive Award is granted shall be no earlier than the date on which the Committee: (i) has approved the terms and conditions of the Incentive Award; (ii) has determined the recipient of the Incentive Award and the number of Shares covered by the Incentive Award; and (iii) has taken all such other action necessary to direct the grant of the Incentive Award.

(e)	Time Based Vesting Restrictions. Except to the extent permitted in the second sentence in this sub-paragraph (e), all Incentive Awards (including ISOs, NQSOs, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Stock Units or Other Awards) must specify a Service Period of at least one year before vesting of the Incentive Award can occur in whole in part. The Company may, notwithstanding the requirements of the preceding sentence, grant Incentive Awards with respect to up to an aggregate of 50,000 Shares reserved and available for grant and issuance pursuant to this Plan as of June 1, 2015 that do not require a minimum Service Period of one year. Nothing in this sub-paragraph (e) shall restrict the Company from entering into (or continuing to be a party to) individual agreements with Participants that provide for the acceleration of the vesting restrictions upon the consummation of a Change of Control, termination of employment, or other specific events.

(f)	Vesting of Incentive Awards. Incentive Awards under the Plan may have restrictions on the vesting or delivery of and, in the case of Options, the right to exercise, that lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate, such as the attainment of Performance Criteria as determined by the Committee. If the Award is intended to meet the Performance-Based Exception, the attainment of Performance Goals must satisfy the requirements of Sections 9.1, 9.2 and 9.3. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any Performance Criteria, the Shares subject to such Incentive Award shall remain subject to forfeiture.

(g)	Acceleration of Vesting of Incentive Awards. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant; provided, however, the Committee may grant Incentive Awards precluding such accelerated vesting in order to qualify the Incentive Awards for the Performance-Based Exception.

(h)	Dividend Equivalents. The Committee may grant dividend equivalents with respect to any Incentive Award. The Committee shall establish the terms and conditions pursuant to which the dividend equivalents may be included in the Incentive Award. Under a dividend equivalent, a Participant shall be entitled to receive payments equivalent to the amount of dividends paid by the Company to holders of Shares with respect to the number of Shares or Units of Shares represented by an Incentive Award, which may be paid concurrently with the payment of dividends or deferred and paid at a later date. The dividend equivalent may be paid in Shares or in cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Any such dividend equivalent that is intended to be exempt from Section 409A of the Code with respect to an Incentive Award that constitutes Deferred Compensation shall be stated in a separate arrangement.

(i)	Transferability of Incentive Awards. Except as otherwise provided in a Participant’s Incentive Award Agreement, no Incentive Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Incentive Award Agreement, during the Participant’s lifetime, only the Participant may exercise any Option or Stock Appreciation Right unless the Participant is incapacitated, in which case the Option or Stock Appreciation Right may be exercised by and any other Incentive Award may be payable to the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option or receive any other payment under an Incentive Award if the Participant is incapacitated shall be determined by the Committee.

(j)	Deferral Elections. The Committee may require or may permit Participants to elect to defer the issuance of Shares or the settlement of Incentive Awards in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Incentive Awards, or in exercising its powers under this Plan: (i) create any arrangement which would constitute an employee pension benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act, as amended, unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees; or (ii) create any arrangement that would constitute Deferred Compensation unless the arrangement complies with Section 9.4 and 9.5 or unless the Committee, at the time of grant, specifically provides that the Incentive Award is not intended to comply with Section 409A of the Code.

7.2	OPTIONS.

(a)	Grants of Options. Each grant of an Option shall be evidenced by an Incentive Award Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee and/or the Company may modify the terms and provisions of an Option in accordance with Section 12 even though such modification may change the Option from an ISO to a NQSO.

(b)	Termination of Service Other Than Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant that covers Options, or as otherwise determined by the Committee: (i) if the Participant’s Service with the Company and/or a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Options; and (ii) any vested Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Options, whichever period is the shorter. In the event a Participant’s Service with the Company or any Subsidiary is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate.

(c)	Termination of Service Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant that covers Options, and except as otherwise determined by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Options vest, the Participant shall forfeit all unvested Options; and (ii) any Vested Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after one year after such Qualifying Event, or the expiration of the stated term of the Options, whichever period is the shorter.

(d)	Exercise Price. Subject to adjustment in accordance with Section 3.4 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Incentive Award Agreement and shall not be less than the Fair Market Value of a Share on the date the Option is granted. With respect to each ISO granted to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each ISO granted to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

(e)	Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Incentive Award Agreement, but no Incentive Award Agreement shall: (i) make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or (ii) make an Option exercisable after the date that is: (A) the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a Participant who is not a Ten Percent Shareholder; or (B) the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder. Options issued under the Plan may become exercisable based on the service of a Participant, and/or based upon the attainment (as determined by the Committee) of Performance Criteria. Any Option that is intended to qualify for the Performance-Based Exception must satisfy the requirements of Sections 9.1, 9.2 and 9.3.

(f)	Payment. The Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations by delivering to the Company or its designated agent, either: (i) in cash or by check at the time the Option is exercised; or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of an NQSO): (A) by delivery (or by attestation) of other Shares, including Shares acquired as part of the exercise (i.e., a pyramid exercise); (B) if permitted by applicable law, the withholding of Shares delivered by that number of Shares equal to the Fair Market Value of the Exercise Price (i.e., a cashless or net exercise); (C) according to a deferred payment or other similar arrangement with the Participant, including use of a promissory note (except for executive officers and Directors of the Company to the extent such loans and similar arrangements are prohibited under Section 402 of the Sarbanes-Oxley Act of 2002); (D) pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002; or (E) by some combination of the foregoing. Notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender of Shares or, a cashless or net exercise shall be a subsequent transaction approved as part of the original grant of an Option for purposes of the exemption under Rule 16b-3 of the Exchange Act. Except as provided above, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

(g)	ISO Tax Treatment Requirements. With respect to any Option that is intended to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of Shares with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000), to the extent of such excess, such Option shall not be treated as an ISO in accordance with Section 422(d) of the Code and in Treas. Reg. §1.422-4. With respect to any Option that is intended to be an ISO, such Option shall cease to be treated as an ISO (A) if the Participant disposes of Shares acquired upon exercise of the

Option within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option or if (B) the Participant has not met the requirements of Section 422(a)(2) of the Code.

7.3	RESTRICTED STOCK.

(a)	Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b)	Termination of Service Other Than Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant covering the Restricted Stock, if the Participant’s Service with the Company and/or a Subsidiary ends for any reason other than a Qualifying Event before any restrictions lapse, the Participant shall forfeit all unvested Restricted Stock, unless the Committee determines that some or all of the Participant’s unvested Restricted Stock shall vest in whole or in part as of the date of such event.

(c)	Termination of Service Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant covering the Restricted Stock: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock, unless the Committee determines that some or all of the Participant’s unvested Restricted Stock shall vest as of the date of such event; and (ii) in the case of Restricted Stock based on Performance Criteria then, as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares as determined by the Committee based on that portion of the applicable Performance Period that had transpired and by measuring performance in relation to the selected Performance Criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs or such later date as the Committee determines, but no later than the end of the Performance Period; provided, however, the Committee may grant Incentive Awards precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock for the Performance-Based Exception.

(d)	Voting, Dividend & Other Rights. Unless the applicable Incentive Award Agreement provides otherwise, a Participant awarded Restricted Stock shall be entitled to vote and to receive dividends during the periods of restriction of the Shares to the same extent as the Participant would have been entitled if the Shares were not restricted.

7.4	RESTRICTED STOCK UNITS.

(a)	Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Incentive Award Agreement. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without such requirement.

(b)	Termination of Service Other Than Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant covering the Restricted Stock Unit, if the Participant’s Service with the Company and/or a Subsidiary ends before the Restricted Stock Units vest, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest, in whole or in part, as of the date of such event.

(c)	Termination of Service Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant covering the Restricted Stock Unit: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event; and (ii) in the case of

Restricted Stock Units that are based on performance criteria, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares as determined by the Committee based on that portion of the applicable Performance Period that had transpired and by measuring performance in relation to the selected Performance Criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs or such later date, but not later than the end of the Performance Period; provided, however, the Committee may grant Incentive Awards precluding entitlement to a partial award when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance-Based Exception.

(d)	Voting, Dividend & Other Rights. A Participant awarded Restricted Stock Units shall not be entitled to vote or to receive dividends until the date the Shares are issued to the Participant pursuant to the Restricted Stock Units, and, unless the Incentive Award Agreement provides otherwise, the Participant shall not be entitled to any dividend equivalents (as described in Section 7.1(g)).

7.5	STOCK APPRECIATION RIGHTS.

(a)	Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise the excess of the Fair Market Value of number of Shares exercised, over the specified price for such Shares. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are subject to the Option. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share at the time the Stock Appreciation Right is granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata expiration and cancellation of the same number of Shares of the related Option for which the Stock Appreciation Right has been exercised.

(b)	Stock Appreciation Right Term. Each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Incentive Award Agreement, but no Incentive Award Agreement shall: (i) make a Stock Appreciation Right exercisable prior to the date such Stock Appreciation Right is granted or after it has been exercised in full; or (ii) make a Stock Appreciation Right exercisable after the date that is: (A) the tenth (10th) anniversary of the date such Stock Appreciation Right is granted; or (B) the fifth (5th) anniversary of the date such Stock Appreciation Right is granted, if such Stock Appreciation Right is granted in connection with the grant of an ISO to a Ten Percent Shareholder. Stock Appreciation Rights issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of Performance Criteria. Any Stock Appreciation Right that is intended to qualify for the Performance-Based Exception must satisfy the requirements of Sections 9.1, 9.2 and 9.3.

(c)	Payment. Upon exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of exercise) or in cash, or in any combination thereof as specified in the Incentive Award Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is exercised, the specified price shall be treated as paid in Shares for purposes of Section 3.

(d)	Termination of Service Other Than Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant that governs the Stock Appreciation Rights granted, or as otherwise provided by the Committee: (i) if the Participant’s Service with the Company and/or a Subsidiary ends before the Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Stock Appreciation Rights granted to such Participant shall immediately terminate.

(e)	Termination of Service Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant that governs the Stock Appreciation Rights granted , and except as otherwise provided by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any vested Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after one year after such Qualifying Event, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter.

(f)	Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO: (i) will expire no later than the expiration of the underlying ISO; (ii) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised; (iii) may be transferable only when, and under the same conditions as, the underlying ISO is transferable; and (iv) may be exercised only: (A) when the underlying ISO could be exercised; and (B) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.6	PERFORMANCE STOCK, PERFORMANCE CASH UNITS AND PERFORMANCE STOCK UNITS.

(a)	Awards of Performance Stock, Performance Cash Units and Performance Stock Units. Shares and cash shall become payable to a Participant under Incentive Awards of Performance Stock, Performance Cash Units and Performance Stock Units upon achievement of Performance Criteria determined by the Committee as set forth in the applicable Incentive Award Agreement or written document governing such Incentive Awards. Each Incentive Award will specify the maximum number of Shares which may be issued pursuant to Incentive Awards in the form of Performance Stock or Performance Stock Units and the maximum amount of cash which may be paid pursuant to Performance Cash Units, which number and amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of an Incentive Award that is intended to qualify for the Performance-Based Exception, other than as provided in Sections 9.1, 9.2 and 9.3.

(b)	Payment. Each Incentive Award will specify the time and manner of payment of Shares and cash earned and vested under Performance Stock, Performance Cash Units or Performance Stock Units.

7.7	OTHER AWARDS.

(a)	The following awards may be made as Other Awards under the Plan:

(i)	Awards, subject to limitations under applicable law, granted to any Participant that are, as determined by the Committee, denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such awards.

(ii)	Cash awards, granted to Participants on such terms and conditions as the Committee may determine, subject to the limitation set forth in Section 3.4.

(iii)	Shares granted to a Participant as a bonus, or in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as the Committee shall determine, subject to the limitation set forth in Section 3.4.

(b)	Participants designated by the Committee may, pusuant to an Incentive Award, be permitted to reduce compensation otherwise payable in cash in exchange for Shares or an Other Award under the Plan.

7.8	NON-EMPLOYEE DIRECTOR COMPENSATION[1].

(a)	Notwithstanding any other provisions of this Plan, a grant of a Restricted Stock Award, Restricted Stock Units or NQSOs, or any combination thereof, shall be made to (i) each member of the Board who is not an employee of the Company or any Subsidiary within the meaning of Rule 16b-3 of the Exchange Act (a “non-employee director” for purposes of this Section 7.8) and who at the regular annual shareholders meeting is elected or re-elected to the Board and (ii) to each non-employee director (in the case of a classified board) whose term as a director continues until at least the next annual meeting of shareholders. Except as provided in (b) below, the number of Shares and the other terms of the Restricted Stock Award, Restricted Stock Units, or NQSOs shall be determined by the Board in its sole discretion prior to such annual meeting of shareholders. The date of grant of the Restricted Stock Award, Restricted Stock Units or NQSOs is the date of the regular annual meeting of shareholders on which directors are elected or re-elected to serve on the Board and (in the case of a classified board) other directors continue to serve unexpired terms following such meeting. If an individual is elected to the Board between annual meetings of shareholders, a pro-rated grant of a Restricted Stock Award, Restricted Stock Units or NQSOs may be made.

(b)	The following terms shall apply to any Restricted Stock Award, Restricted Stock Units or NQSOs granted under this Section to non-employee directors: (i) unless the Board specifies a longer period, each grant of NQSQs to a Director shall vest two years after the date of grant; (ii) if the non-employee director ceases to serve as a member of the Board prior to the expiration of one year from the date of grant (other than due to death or disability), the non-employee director shall forfeit any Restricted Stock Award, Restricted Stock Units or NQSQs; and, (iii) unless the Board specifies a longer period, Shares acquired pursuant to a grant of a Restricted Stock Award or Restricted Stock Units under this Section may not be sold before the second anniversary of the date of grant.

(c)	The Board, in its discretion, in addition granting a Restricted Stock Award, Restricted Stock Units or NQSOs as provided above, may grant additional Incentive Awards to all non-employee directors or to any individual non-employee director, provided that such grant shall be solely for substantial services performed or to be performed by the non-employee directors or non-employee director as determined in good faith by the Board.

SECTION 8
SECURITIES REGULATION

8.1	LEGALITY OF ISSUANCE. No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2	RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof,

1 Non-material amendments approved by Board on May 10, 2012.

except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Incentive Award Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3	REGISTRATION OF SHARES. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares pursuant to this Plan under the Securities Act of 1933 or any other applicable state, federal or foreign law.

SECTION 9
COMPLIANCE WITH THE CODE

9.1	DISCRETION IN FORMULATION OF PERFORMANCE CRITERIA. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Criteria; provided, however, that any Incentive Awards that are intended to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Incentive Awards downward).

9.2	PERFORMANCE PERIODS. The Committee shall have the discretion to determine the period during which any Performance Criteria, including any Performance Goal must be attained with respect to an Incentive Award. Such period may be of any length, and with respect to Incentive Awards intended to qualify for the Performance-Based Exception, must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the Performance Criteria are not in any event set after 25% or more of such period has elapsed).

9.3	MODIFICATIONS TO PERFORMANCE CRITERIA. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing Performance Goals without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Incentive Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements under Section 162(m) of the Code to qualify for the Performance-Based Exception.

9.4	LIMITATION ON PAYMENT OR EXERCISE. With respect to any Incentive Award that constitutes Deferred Compensation, such Incentive Awards shall provide for payment or exercise only upon: (a) a fixed date or schedule that complies with the requirements of Treas. Reg. §1.409A-3; (b) on a date based upon the Participant’s “separation from service,” or “disability,” or “unforeseeable emergency” as those terms are defined under Section 409A of the Code; (c) the Participant’s death; or (d) a Change in Control as defined in Section 11.1. Any election permitted under any Incentive Award that constitutes Deferred Compensation shall comply with the requirements of Treas. Reg. §1.409A-2 and shall be irrevocable as of the date of grant of the Incentive Award. In addition, with respect to any Incentive Award that constitutes Deferred Compensation, except to the extent acceleration or deferral is permitted by or complies with the requirements of Section 409A of the Code, neither the Committee nor a Participant may accelerate or defer the time or schedule of any payment or exercise of, or the amount scheduled to be reported as income as a result.

9.5	DELAY IN PAYMENT OR EXERCISE FOR SPECIFIED EMPLOYEES. Notwithstanding anything in the Plan, unless the Incentive Award Agreement specifically provides otherwise, no Incentive Award that constitutes Deferred Compensation shall be paid to or exercised by a Specified Employee earlier than 181 days following the Participant’s “separation from service” as defined for purposes of Section 409A of the Code (or if earlier, upon the Specified Employee’s death), except as permitted under Section 409A of the Code and the regulations and other guidance promulgated thereunder. The Committee may specify in the Incentive Award Agreement that the amount of the Deferred Compensation delayed pursuant to this Section 16.4 shall accumulate interest or earnings during the period of such delay.

9.6	WITHHOLDING. All taxes imposed on any Incentive Award shall be the sole responsibility of the Participant. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant, exercise, satisfaction of conditions or the lapse of restrictions under any Incentive Award or the issuance of Shares, an amount sufficient to satisfy the federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result. Unless the Incentive Award Agreement provides otherwise, the Participant may satisfy such tax obligation by:

(a)	electing to have the Company withhold a portion of the Shares otherwise to be delivered upon such exercise, satisfaction of conditions or lapse of restriction with a Fair Market Value equal to the amount of such taxes, provided that the maximum amount shall not exceed the amount of the minimum required withholding; and

(b)	delivering (to the Company) Shares other than Shares issuable upon such exercise, satisfaction of conditions or lapse of restrictions with a Fair Market Value equal to the amount of such taxes.

Notwithstanding the foregoing, with respect to any Participant who is an Insider, a withholding or tender of Shares shall be a subsequent transaction approved as part of the Incentive Award for purposes of the exemption under Rule 16b-3 of the Exchange Act.

9.7	NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF AN ISO. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of: (a) the date two (2) years after the date of grant of such ISO; or (b) the date one (1) year after the exercise of such ISO, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. The Company may condition the exercise of any ISO on the Participant’s express written agreement with these provisions of this Plan.

SECTION 10
INCENTIVE AWARDS TO PARTICIPANTS OUTSIDE THE US

The Committee shall have the authority to require that any Incentive Award Agreement relating to an Incentive Award in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more or less restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to an Incentive Award to a Participant outside the United States shall occur until applicable restrictions imposed pursuant to this Plan (as modified as provided in this Section 10) or the applicable Incentive Awards have terminated.

SECTION 11
CHANGE IN CONTROL OF THE COMPANY

11.1	CHANGE IN CONTROL. “Change in Control” of the Company means an event that would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

(a)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or other than a Subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b)	During any period of two consecutive years (not including any period ending prior to the effective date of this Plan), the Incumbent Directors cease for any reason to constitute at least a majority of the Board. The term “Incumbent Directors” shall mean those individuals who are members of the Board of Directors on the effective date of this Plan and any individual who subsequently becomes a member of the Board (other than a director designated by a person who has entered into agreement with the Company to effect a transaction contemplated by Section 11.1(c)) whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

(c)	In the event:

(i)	the Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after such transaction, the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly 51% or more of the combined voting power of resulting entity’s outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each such entity, in each case in substantially the same proportion as such shareholders owned shares of the Company prior to such transaction;

(ii)	the Company consummates an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company; or

(iii)	the Company adopts a plan of complete liquidation or winding up of the Company.

(d)	“Total Market Value” shall mean the aggregate market value of the Company’s or the resulting entity’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s or the resulting entity’s other outstanding equity securities as measured by the exchange rate of the transaction or by such other method as the Committee determines where there is not a readily ascertainable exchange rate.

11.2	VESTING UPON A CHANGE IN CONTROL. Except as otherwise provided in an Incentive Award Agreement or as provided in the next sentence, if a Change in Control occurs, and if the agreements effectuating the Change in Control do not provide for the assumption or substitution of all Incentive Awards granted under this Plan, with respect to any Incentive Award granted under this Plan that is not so assumed or substituted (a “Non-Assumed Incentive Award”), such Incentive Award shall immediately vest and be exercisable and any restrictions thereon shall lapse. Notwithstanding the foregoing, unless the Committee determines at or prior to the Change in Control, no Incentive Award that is subject to any Performance Criteria for which the Performance Period has not expired, shall accelerate at the time of a Change in Control.

11.3	DISPOSITION OF INCENTIVE AWARDS. Except as otherwise provided in an Incentive Award Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Incentive Awards, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the “Action Effective Date”):

(a)	Unilaterally cancel such Non-Assumed Incentive Award in exchange for:

(i)	whole and/or fractional Shares (or whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of:

(A)	in the case of Options, the Shares that could be purchased pursuant to such Non-Assumed Incentive Award less the aggregate Exercise Price for the Options with respect to such Shares; and

(B)	in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to such Incentive Award determined as of the Action Effective Date (taking into account vesting), less the value of any consideration payable on exercise.

(ii)	cash or other property equal in value to the excess of:

(A)	in the case of Options, the Shares that could be purchased pursuant to such Non-Assumed Incentive Award less the aggregate Exercise Price for the Options with respect to such Shares; and

(B)	in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to such Incentive Award determined as of the Action Effective Date (taking into account vesting) less the value of any consideration payable on exercise.

In the event the Exercise Price or consideration payable on exercise is equal to or greater than the Shares, cash or other property payable as provided in paragraphs (i) and (ii) above, then such Options and other Incentive Awards shall be automatically cancelled without payment of any consideration therefor.

(b)	In the case of Options, unilaterally cancel such Non-Assumed Option after providing the holder of such Option with: (i) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change in Control; and (ii) notice of such opportunity to exercise prior to the commencement of such specified period. However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Incentive Award is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment: (A) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act; or (B) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless an Incentive Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of the Option.

11.4	GENERAL RULE FOR OTHER INCENTIVE AWARDS. If a Change in Control occurs, then, except to the extent otherwise provided in the Incentive Award Agreement pertaining to a particular Incentive Award or as otherwise provided in this Plan, each Incentive Award shall be governed by applicable law and the documents effectuating the Change in Control.

SECTION 12
AMENDMENT OR TERMINATION

12.1	AMENDMENT OF PLAN. This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made without the approval of the shareholders of the Company if such amendment:

(a)	increases the number of Shares reserved under Section 3, except as set forth in Section 3.4;

(b)	extends the maximum life of the Plan under Section 4 or the maximum exercise period under Section 7;

(c)	decreases the minimum Exercise Price under Section 7;

(d)	changes the designation of Participant eligible for Incentive Awards under Section 6; or

(e)	would cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act, Section 422 of the Code.

Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system.

12.2	TERMINATION OF PLAN. The Board also may suspend the granting of Incentive Awards under this Plan at any time and may terminate this Plan at any time.

12.3	AMENDMENT OF INCENTIVE AWARDS. The Committee shall have the right to modify, amend or cancel any Incentive Award after it has been granted if:

(a)	the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Incentive Award (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an Incentive Award shall not be deemed as a diminishment of rights or benefits of such Incentive Award);

(b)	the Participant consents in writing to such modification, amendment or cancellation;

(c)	there is a dissolution or liquidation of the Company;

(d)	this Plan and/or the Incentive Award Agreement expressly provides for such modification, amendment or cancellation; or

(e)	the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Notwithstanding the forgoing, the Committee may reform any provision in an Incentive Award intended to be exempt from Section 409A of the Code to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code; provided, however, that if no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Section 409A of the Code, no payment or benefit will be provided under the Incentive Award and the Incentive Award will be deemed null, void and of no force and effect, and the Company shall have no further obligation in connection with such Incentive Award.

SECTION 13
MISCELLANEOUS

13.1	SHAREHOLDER RIGHTS. Except as provided in Section 7. 3 with respect to Restricted Stock, or in an Incentive Award Agreement, no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Incentive Award pending the actual delivery of Shares subject to such Incentive Award to such Participant.

13.2	NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of an Incentive Award to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Incentive Award Agreement that evidences his or her Incentive Award.

13.3	TRANSFERS & RESTRUCTURINGS. The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a termination of his or her Service under this Plan. Likewise, the continuation of Service by a Participant with a corporation that is a Subsidiary shall be deemed to be a termination of Service when such corporation ceases to be a Subsidiary.

13.4	LEAVES OF ABSENCE. Unless the Committee provides otherwise, vesting of Incentive Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be in the Service of the Company in the case of any leave of absence approved by the Company. With respect to any ISOs, no such leave may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract and if reemployment upon expiration of a leave of absence is not so guaranteed, then three (3) months following the 91st day of such leave any ISO held by the Participant will cease to be treated as an ISO and if exercised thereafter will be treated for tax purposes as a NQSO.

13.5	GOVERNING LAW/CONSENT TO JURISDICTION. This Plan shall be construed under the laws of the State of Minnesota without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court for the District of Minnesota for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

13.6	ESCROW OF SHARES. To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.

13.7	NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Incentive Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such Shares shall be cancelled or otherwise eliminated.

13.8	FORFEITURE AND RECOUPMENT. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Incentive Award consistent with law, and for greater clarity, the Committee may specify in an Incentive Award Agreement that the Participant’s rights, payments, and benefits with respect to an Incentive Award, including any payment or Shares received upon exercise or in satisfaction of the Incentive Award under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or Performance Criteria, without limit as to time. Such events shall include, but shall not be limited to, failure to accept the terms of the Incentive Award Agreement, termination of Service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries, including facts and circumstances discovered after termination of Service.

(a)	The Company shall require the chief executive officer and chief financial officer of the Company to disgorge bonuses, other incentive- or equity-based compensation, and profits on the sale of Shares received within the 12-month period following the public release of financial information if there is a restatement of such financial information because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law. The operation of this subsection (a) shall be in accordance with the provisions of Section 302 of Sarbanes-Oxley Act and any applicable guidance.

(b)	The Company shall require each current and former executive officer to disgorge bonuses, other incentive- or equity-based compensation received within 36-month period prior to the public release of the restatement of financial information due to material noncompliance with the financial reporting requirements under the federal securities laws. The amount to be recovered shall be the percentage of incentive compensation, including equity awards, in excess of what would have been paid without the restated results. The operation of this subsection (b) shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance.

(c)	The Committee shall determine, as late as the time of the recoupment, regardless of whether such method is stated in the Incentive Award Agreement, whether the Company shall effect any such recoupment: (i) by seeking repayment from the Participant; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the

Company’s otherwise applicable compensation practices; (iv) by a holdback or escrow (before or after taxation) of part or all of the Shares, payment or property received upon exercise or satisfaction of the Incentive Awards; or (v) by any combination of the foregoing.

13.9	SEVERABILITY. If any provision of the Plan or any Incentive Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Incentive Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Incentive Award, such provision shall be stricken as to such jurisdiction or as to such Incentive Award, and the remainder of the Plan or any such Incentive Award shall remain in full force and effect.

13.10	NO TRUST OR FUND CREATED. Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant. To the extent that any Paticipant acquires a right to receive payments from the Company or any Subsidiary pursuant to a Incentive Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

13.11	INTERPRETATION. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

COMMUNICATIONS SYSTEMS, INC. SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	E44666-P06994	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMUNICATIONS SYSTEMS, INC.		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the election of each of the nominees as directors.

1.	To elect the five directors nominated by the Board of Directors to serve one-year terms until the 2019 Annual Meeting of Shareholders (“Proposal No. 1”).	☐	☐	☐

Nominees:

01) Roger H.D. Lacey 02) Richard A. Primuth
03) Curtis A Sampson
04) Randall D. Sampson 05) Steven C. Webster

The Board of Directors recommends you vote FOR Proposals No. 2, 3 and 5 and 3 YEARS on Proposal No. 4.		For	Against	Abstain

2.	To ratify the appointment of Baker Tilly Virchow & Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

3.	To cast a non-binding advisory vote approving executive compensation.	☐	☐	☐

For address changes or comments, please check this box and write them on the back where indicated.				☐

Please date and sign exactly as your name(s) appear(s) hereon, indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		1 Year	2 Years	3 Years	Abstain

4.	To cast a non-binding advisory vote on the frequency of future non-binding votes on executive compensation.	☐	☐	☐	☐

			For	Against	Abstain

5.	To approve a 500,000 share increase in the Communications Systems, Inc. 2011 Executive Incentive Compensation Plan.		☐	☐	☐

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSALS 2, 3 AND 5, AND “3 YEARS” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD.

Signature (Joint Owners)	Date

COMMUNICATIONS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 23, 2018

10:00 a.m., Central Daylight Time

Communications Systems, Inc.
10900 Red Circle Drive
Minnetonka, Minnesota

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 E44667-P06994

COMMUNICATIONS SYSTEMS, INC.	Proxy
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2018.

The undersigned hereby appoints Curtis A. Sampson, Roger H.D. Lacey and Mark Fandrich, or any one of them, as proxies, with full power of substitution to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held on May 23, 2018, at 10:00 a.m., Central Daylight Time, at the offices of Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota, or at any adjournment thereof, upon any and all matters that may properly be brought before the meeting or at any adjournment thereof, hereby revoking all former proxies.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)